UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC   20549




                          CURRENT REPORT


                            FORM 8-K/A
                        Amendment No. 1

                 Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934


                          July 30, 2002
         Date of Report (Date of earliest event reported)



    DECADE COMPANIES INCOME PROPERTIES, A LIMITED PARTNERSHIP
      (Exact name of registrant as specified in its charter)



        Wisconsin                0-21455          39-1518732
(State or other jurisdiction  (Commission File (IRS Employer
of incorporation)               Number)        Identification
No.)


              N19 W24130 Riverwood Drive, Suite 100
                  Waukesha, WI                           53188
          (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code:(262) 522-8990

ITEM 2:   Acquisition or Disposition of Assets

This Amendment is being filed to include certain unaudited financial statements and information and the required pro forma financial information that was not prepared as of the original filing date, and certain other exhibits.

On July 30, 2002, the Partnership purchased two office buildings, consisting of approximately 166,000 rentable square feet, located in Florida.

The Spectrum Building (Spectrum) is located at 900 Winderly Place in the Maitland Center office park in Maitland, Orange County, Florida. Spectrum is a class B, two-story, 125,098 square foot (with approximately 113,000 rentable square feet) atrium-style office building, built in 1986. The land area is approximately
9.28 acres and consists of approximately 409 grade level parking spaces. The Maitland Center office park is adjacent to Interstate 4. Occupancy was approximately 41% on the date of closing, and varies.

Plymouth Plaza (Plymouth) is located at 26750 U.S. 19 North in the North Pinellas office submarket in Clearwater, Pinellas County, Florida. Plymouth is a class A, five-story, 53,723 rentable square foot office building. The building includes a 354 car, five level parking garage and 47 surface spaces. The property has access from Countryside Boulevard and U.S. 19 service road. Occupancy was approximately 79% on the date of closing, and varies. The former owner of Plymouth retained approximately 4.5 acres of vacant land adjacent to Plymouth. The Partnership agreed to enter into a lease agreement with the owner of the vacant parcel for parking privleges in the parking garage owned by the Partnership.

Spectrum and Plymouth are hereinafter collectively referred to as the Properties.

The purchase price of the Properties was approximately $10.2 million, plus closing costs of approximately $160,000 (estimated). The properties are encumbered by a first mortgage loan of approximately $10,075,000. At closing, the Partnership gave cash consideration of approximately $125,000 over the mortgage balance and purchased the properties subject to the mortgage.

Spectrum was purchased from ABR Spectrum, Ltd. (ABR Spectrum), a Florida limited partnership, an unaffiliated party. Plymouth was purchased from ABR Plymouth Plaza, Ltd. (ABR Plymouth), a Florida limited partnership, an unaffiliated party. ABR Spectrum and ABR Plymouth are hereinafter collectively referred to as the Sellers. There is no material relationship between the Sellers and the Partnership or any of the Partnership's affiliates, any general partner, director or officer of the Partnership, or any associate of any such general partner, director or officer.

The Partnership's source of the funds used in this transaction consisted of cash proceeds held in the Exchange Escrow from the sale of The Meadows II Apartments on January 31, 2002. The existing nonrecourse first mortgage loan of approximately $10,075,000 encumbers the Properties.

The nonrecourse mortgage loan (the Note) bears interest on the outstanding principal balance from July 1, 1997 (the Date of Loan) through and including August 1, 2007 (the Maturity Date) at the fixed rate of 8.46% per annum. The Note provides for monthly payments of principal and interest of $87,074.87. The required loan payments amortize the principal balance over a 25-year period. There is a penalty for prepayment of the loan amount that is currently approximately $2.1 million. The note may be prepaid in full, but not in part, on the first day of any calendar month, upon 90 days prior notice to Lender and upon payment in full of all amounts payable under the loan documents (which will include a prepayment penalty). The prepayment penalty will consist of the greater of (1) 2% of the outstanding loan principal balance and (2) an amount computed under a yield maintenance formula defined in the Note.

The Partnership requested Lender approval prior to closing but was unable to obtain it due to the Lender's time constraints. The Lender however did indicate a willingness to work with the Partnership/affiliates to achieve a satisfactory result. Those negotiations are ongoing and may include the purchase of the Note from the Lender by the Partnership and affiliates of the General Partner.

The Partnership did not pay an acquisition fee to the General Partner, or any affiliate, in connection with its acquisition of the Properties (such as real estate commissions, selection fees or development fees). The Sellers also did not pay a fee to the General Partner, or any affiliate, in connection with the transaction. However, the partnership incurred a real estate commission payable to an unaffiliated broker in the amount of $150,000.

The Properties were used by the Sellers as commercial office buildings and the Partnership intends to continue such use.

The foregoing description of the purchase of the Properties does not purport to be complete and is qualified in its entirety by reference to the agreements between the parties.

          ITEM 7:   Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

          It is impracticable at this time to provide the required audited financial information. Although the Seller is contractually obligated to provide access to their books and records, they have not permitted access to the financial records to permit the audits to be completed at the time this Form 8-K/A is being filed. The Registrant will file the required financial information as an amendment to this report as soon as practicable.

          The following unaudited financial statements are filed herewith:

          Unaudited financial statements of operating income and certain expenses for ABR Spectrum for the six months ended
     June 30, 2002 and the year ended December 31, 2001.
          Notes to the unaudited financial statements of ABR Spectrum. Unaudited financial statements of operating income and certain expenses for ABR Plymouth Plaza for the six months ended June 30, 2002 and the year ended December 31, 2001.
          Notes to the unaudited financial statements of ABR Plymouth
     Plaza.

(b) Pro Forma Financial Information

           The following required pro forma financial information is filed herewith:

          Pro forma condensed balance sheet at June 30, 2002.
          Pro forma condensed statement of income for the year ended December 31, 2001.
          Pro forma condensed statement of income for the three-month period ended June 30, 2002.
          Notes to pro forma financial information.

(c) Exhibits

          The Exhibits required under Item 601 of Regulation S-K are filed herewith. See Exhibit Index following the Signature Page of this report, which is incorporated herein by reference.

                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         Decade Companies Income Properties,
                         A Limited Partnership
                                   (Registrant)

                         By: Decade Companies
                            (General Partner of the Registrant)

     Date: October 14, 2002   By: /s/ Jeffrey Keierleber
                                 Jeffrey Keierleber,
                                 Principal Executive Officer and
                            Principal Financial and
                            Accounting Officer of the Registrant



               Decade Companies Income Properties
                        (the "Registrant")
                  (Commission File No. 0-21455)

                          EXHIBIT INDEX
                     FORM 8-K CURRENT REPORT
                 DATE OF REPORT: October 14, 2002



       Exhibit                                                FILED
       Number                     Description                 HEREWITH

          99.2 ABR Spectrum Statements of Operating Income and Certain Expenses for the six months ended June 30, 2002 and the
          year ended December 31, 2001                         X
          99.3 ABR Plymouth Plaza Statements of Operating Income and Certain Expenses for the six months ended June 30, 2002
          and the year ended December 31, 2001                 X

          99.4 Spectrum - Material factors considered by the Partnership in assessing the property

          99.5 Plymouth Plaza - Material factors considered by the Partnership in assessing the property

          99.6   Pro forma condensed balance sheet as of June 30, 2002
          (Annex PF1)                                          X

                  Pro forma condensed statement of income for the year
          ended December 31, 2001 (Annex PF2)                  X

                  Pro forma condensed statement of income for the six
          months ended June 30, 2002 and Notes (Annex PF3)     X

          Notes to pro financial statements June 30, 2002      X

10.39 Purchase and Sale Agreement dated as of June 12, 2002 by and between ABR Spectrum, Ltd. and ABR Plymouth
          Plaza, Ltd., both Florida limited partnerships       X
          (collectively, "Seller") and Decade Properties, Inc., a Wisconsin corporation, or its assigns ("Purchaser"). X

10.40     Letter Agreement dated May 29, 2002 from ABR Plymouth
          Plaza, Ltd., and ABR Spectrum, Ltd. and consented to by
          Decade Properties, Inc.                              X

10.41 First Amendment to Purchase and Sale Agreement effective as of July 29, 2002, by and between ABR Spectrum, Ltd., a Florida limited partnership, and ABR Plymouth Plaza, Ltd., a Florida limited partnership (collectively, "Seller") and Decade Companies Income Properties, a Limited Partnership, a Wisconsin limited
          partnership ("Purchaser").                           X

10.42 Renewal Promissory Note in the original amount of $10,850,000.00, dated July 1, 1997, from ABR Spectrum, Ltd., a Florida limited partnership, and ABR Plymouth Plaza, Ltd., a Florida limited partnership, (collectively, "Borrower") jointly and severally, to Teachers Insurance and Annuity Association of America
          ("Lender"), a New York corporation.                  X

10.43 Consolidated Promissory Note in the original amount of $10,230,951.88, dated July 1, 1997, from ABR Spectrum, Ltd., a Florida limited partnership, and ABR Plymouth Plaza, Ltd., a Florida limited partnership, (collectively, "Borrower") jointly and severally, to Teachers Insurance and Annuity Association of America
          ("Lender"), a New York corporation.                  X

10.44 Future Advance Promissory Note in the original amount of $619,048.12, dated July 1, 1997, from ABR Spectrum, Ltd., a Florida limited partnership, and ABR Plymouth Plaza, Ltd., a Florida limited partnership, (collectively, "Borrower") jointly and severally, to Teachers Insurance and Annuity Association of America
          ("Lender"), a New York corporation.                  X

10.45 Assumption Agreement and Consolidation, Renewal and Restatement of Mortgages and Security Agreements and Assignments of Leases and Rents and Spreader Agreement and Notice of Future Advance, dated July 1, 1997, by and between ABR Plymouth Plaza, Ltd., a Florida limited partnership, and ABR Spectrum, Ltd., a Florida limited partnership, (collectively the "Borrower") and Teachers Insurance and Annuity Association of America, a New
          York corporation ("Lender").                         X

EXHIBIT 99.2

ABR SPECTRUM

Statements of Operating Income and Certain Expenses

For the six months ended June 30, 2002 and the year ended
December 31, 2001

                            Unaudited

                              Six Months Ended      Year Ended
                                   June 30,        December 31,
                                   2002                2001
Revenue                       $1,119,979          $2,318,105
Certain operating expenses       327,263             866,798
Excess of operating revenues
over certain expenses        $   792,716         $1,451,307

See note to financial statements

                          ABR SPECTRUM

                  Note to Financial Statements

   For the six months ended June 30, 2002 and the year ended
                       December 31, 2001


Note 1. Nature of Operations and Basis of Presentation

Nature of Operations

ABR Spectrum (Spectrum) is a two-story, approximately 125,098 square foot (approximately 113,000 rentable square feet) atrium-style office building. Spectrum is located at 900 Winderly Place in the Maitland Center office park in Maitland, Orange County, Florida. During the periods presented, Spectrum was owned by ABR Spectrum, Ltd., a Florida limited partnership. Spectrum was purchased by Decade Companies Income Properties, A Limited Partnership, a Wisconsin limited partnership (DCIP), on July 30, 2002.

Basis of Presentation:

The accompanying statements of operating revenues and certain expenses were prepared from financial information submitted to DCIP by the former owner, ABR Spectrum, Ltd., a Florida limited partnership.

The accompanying statements of operating revenues and certain expenses have been prepared in accordance with the cash method of accounting. This differs from accounting principles generally accepted in the United States of America which would require that income be recorded when earned rather than when collected, and expenses be recorded when incurred rather than when paid. Consequently, the financial statements do not reflect such accrued income or expenses.

The accompanying statements of operating revenues and certain expenses reflect income and expenses that are directly attributable to the operations of the office building, and that are not dependent upon a particular owner of the property. As a result, certain expenses which are included in the accounting records of the property are not included in the accompanying financial statements. These expenses are depreciation, amortization, mortgage interest, office and administrative expenses.

The financial information of Spectrum presented herein does not necessarily reflect what the results of operations of Spectrum would have been had it been operated by DCIP during the periods covered, and may not be indicative of future results of operations.

EXHIBIT 99.3

ABR PLYMOUTH PLAZA

Statements of Operating Income and Certain Expenses

For the six months ended June 30, 2002 and the year ended December
31, 2001

                            Unaudited
                              Six Months Ended    Year Ended
                                 June 30,         December 31,
                                  2002                2001
Revenue                            $439,661       $1,027,749
Certain operating expenses          178,083          453,633
Excess of operating revenues
over certain expenses              $261,578       $  574,116


See note to financial statements

ABR PLYMOUTH PLAZA

Note to Financial Statements

For the six months ended June 30, 2002 and the year ended December
31, 2001


Note 1. Nature of Operations and Basis of Presentation

Nature of Operations

ABR Plymouth Plaza (Plymouth) is a five-story, approximately 144,532 square foot office building, which includes approximately 54,000 rentable square feet and a 354-car, five-level parking garage. Plymouth is located at 26750 U.S. Highway 19 North in Clearwater, Pinellas County, Florida. During the periods presented, Plymouth was owned by ABR Plymouth Plaza, Ltd., a Florida limited partnership. Plymouth was purchased by Decade Companies Income Properties, A Limited Partnership, a Wisconsin limited partnership (DCIP), on July 30, 2002.

Basis of Presentation:

The accompanying statements of operating revenues and certain expenses were prepared from financial information submitted to DCIP by the former owner, ABR Plymouth Plaza, Ltd., a Florida limited partnership.

The accompanying statements of operating revenues and certain expenses have been prepared in accordance with the cash method of accounting. This differs from accounting principles generally accepted in the United States of America which would require that income be recorded when earned rather than when collected, and expenses be recorded when incurred rather than when paid. Consequently, the financial statements do not reflect such accrued income or expenses.

The accompanying statements of operating revenues and certain expenses reflect income and expenses that are directly attributable to the operations of the office building, and that are not dependent upon a particular owner of the property. As a result, certain expenses which are included in the accounting records of the property are not included in the accompanying financial statements. These expenses are depreciation, amortization, mortgage interest, office and administrative expenses.

The financial information of Plymouth presented herein does not necessarily reflect what the results of operations of Plymouth would have been had it been operated by DCIP during the periods covered, and may not be indicative of future results of operations.


EXHIBIT 99.4

                             Spectrum

Material factors considered by the Partnership in assessing the property

The material factors considered by the Partnership in assessing the property are described below, including sources of revenue and expense:

     1.   Appraisal.

     Spectrum was appraised by an independent MAI appraiser as of July 1, 1997 at $12,050,000.

     2.   Sources of revenue

                    Competition in the office rental market

          Spectrum is located in the Maitland Submarket. The majority of the buildings in this submarket are found in Maitland
     Center and Maitland Summit. According to the 1997 appraisal, the inventory in this submarket totals 3,613,588 square feet. This is the largest suburban submarket and is the most dense by area since it is confined to the area along Maitland
     Boulevard and west of Interstate 4. According to the 1997 appraisal, the submarket experienced little growth over the preceding ten years since the only new construction was the completion of the Allstate buildings (269,000 sf.).

     The General Partner believes that rent levels are in line with the levels indicated by the market as a whole. The primary influences for the performance as a strong submarket is excellent access to Interstate 4, limited potential for additional competition in this submarket, and proximity to the Central Business District and desirable residential areas to the north. The neighborhood is also strategically located within relatively easy driving distance to most other areas of the metropolitan area.

     The 1997 appraisal noted that Spectrum's submarket has matured through the 1980's and 1990's. It has shown the ability to absorb major tenant relocations. The presence of national tenants is evidence that it remains a desirable suburban office location. The General Partner believes that stabilized occupancy and the escalation of rents to higher levels are factors that are expected to strengthen demand for existing office space within this submarket.

                    Comparative Rents.

      The General Partner believes that the projected average asking rental rates in the submarket for 2002/2003 will be approximately $18 to $19 per square foot.

                    Occupancy Rates

          Spectrum is currently approximately 38% occupied. The General Partner has assumed that approximately 75% of the tenants will renew their leases and that 25% would have to be re-leased.

          Number of tenants occupying ten percent or more of the rentable square footage and principal nature of business of such tenants.

          One tenant occupied ten percent or more of the rentable square footage of the building during 2002. Paysys International, Inc. occupied 60,976 square feet (approximately 54%). Their lease expired on June 30, 2002 (prior to closing on July 30) and they did not renew.

          Principal business, occupations and professions carried on in, or from the building.

     The buildings and grounds are used primarily for business office space and the Partnership intends to continue this use.

          The average effective annual rental per square foot for each of the last five years.

                                                       Annual
                                                       Rental per
Year ended           Annual Rent    Net Rentable       Square
                                    Area               Foot
December 31, 1997   N/A            112,223             N/A
December 31, 1998   N/A            112,223             N/A
December 31, 1999   $2,322,059     112,223             $20.69
December 31, 2000   $2,353,806     112,223             $20.97
December 31, 2001   $2,318,106     112,223             $20.66

         Schedule of the lease expirations for each of the ten years starting with the year in which Spectrum was purchased.

               Number of tenants        Percentage of
                   whose leases         Square   Annual Gross Annual
              Year will expire           Feet     Rent         Rent

               2002      2         61 659         $1,214,176      60%
               2003      8         24,023         $  490,218      24%
               2004      0              0         $        0       0%
               2005      4          7,835         $  123,730       6%
               2006      0              0         $        0       0%
               2007      3          5,877         $  114,154       6%
               2008      0          3,736         $   70,984       4%
               2009      0              0         $        0       0%
               2010      0              0         $        0       0%
               2011      0              0         $        0       0%

     3.   Expenses

                    Utilities and services.

          Based on financial information provided by the seller, electric expense has ranged from $227,419 in 1999 to $255,648 in 2001, and other utilities have ranged from a low of $28,436 in 1999 to a high of $29,488 in 2001. The General Partner has estimated that for the first 12 months of ownership, the electric expense will be budgeted at $227,419 and the other utilities expense will be budgeted at $32,000.

                    Real estate taxes.

          The realty tax rate: Real estate taxes are based on the improved property market value, multiplied by the 2001 equalized ratio, and the 2001 net tax rate of $17.4579 per $1,000.

          Annual realty taxes: Taxes are levied in the City of Maitland and Orange County by the taxing authorities empowered to do so by the Florida State Legislature. The taxable valuation of each real estate property or tangible personal property is established by the local appraiser. The Board of County
     Commissioners set the millage, or rate of taxation, for the county; the School Board for the schools; the City Council for each municipality; and by the governing bodies of other independent special taxing districts and authorities.

          For 2001, Spectrum had total real estate taxes due of $203,795.

      2001                 Estimated Annual
    Tax Key                Taxable Value    Realty Taxes
#26-21-29-5468-00094          $11,673,485    $203,795

                    Maintenance and repairs expenses.

          Based on information provided by the seller, this expense category has varied from a high of $126,366 in 2000 to $93,944 in 2001. The budgeted amount for the first 12 months of ownership is $97,000.

                    Total Expenses

          According to the financial information provided by the seller, adding the real estate tax liability, common area expenses, and management fee, results in total expenses of $863,207, approximately $7.69 per square foot.

                    Capital improvements anticipated

          The General Partner believes that the property has been well maintained, and observed little deferred maintenance items of
     any significance.   The physical incurable depreciation
     generally refers to the normal aging that occurs for the structural components.

          Tenant improvements will be required to attract new tenants to the building. This will be a substantial cost to the Partnership over the lease-up period. The estimated amount has yet to be determined.

                    Depreciation information.

          Federal tax basis. In a Section 1031 Exchange, the basis in the replacement property equals the value of the replacement property less the amount of gain deferred in the exchange. Exchange expenses, such as sales commissions, are treated as money paid by the taxpayer and increase the basis of the replacement property. The basis in the replacement property is allocated between land and improvements in proportion to its relative fair market value. The allocation of basis between land and improvements of the relinquished property
     (The Meadows II Apartments) is irrelevant for these purposes.

          Rate. The applicable rate to be used for computing depreciation for financial statement purposes is 2.5% per year for the buildings and tenant's improvements, 6.67% for land improvements, and 14.3% per year for personal property.

          Method. The applicable depreciation method to be used for computing depreciation for financial statement purposes is the straight line method.

          Life claimed. The life to be used to depreciate assets for financial statement purposes is 40 years for buildings and improvements, 15 years for land improvements, and seven years for personal property.

                    Insurance

          Based on information provided by the seller, insurance expense ranged from $13,992 to $9,718 during 1999-2001. The initial first year insurance expense will be approximately $14,000.

EXHIBIT 99.5

Plymouth

Material factors considered by the Partnership in assessing the property

The material factors considered by the Partnership in assessing the property are described below, including sources of revenue and expense:

     1.   Appraisal

          Plymouth Plaza was appraised by an independent MAI appraiser as of July 1, 1997 at $4,800,000.

     2.   Sources of revenue

                    Competition in the office rental market

     Plymouth Plaza is located in the Tampa Bay region which has demonstrated growth both throughout its history and since the beginning of the 1990's. The 1997 appraisal noted that while the rate of population growth has slowed since 1990, the Tampa-St. Petersburg-Clearwater Metropolitan statistical area's economic base remains stable and healthy. The outlook for the near term is for continued moderate population growth and economic expansion.

     Plymouth Plaza is located on the west side of U.S. Highway 19 North, between Countryside Boulevard and State Road 580 in northeastern Clearwater, which is the county seat, and it is a major business center in Pinellas County. The area is desirable to business users due to its location along one of the major roadways in Clearwater and Pinellas County, but the immediate subject area is very heavily developed and there is little land available for new development. Because of this lack of available land, development in the area should remain moderate, and rents and property values should increase steadily in the foreseeable future.

     A review of the eight most comparable office developments, and the Plymouth Plaza Office Building, indicates that the total competitive rentable area is estimated to be approximately
     900,000 square feet.

                    Comparative Rents.

     Current property rents at the Plymouth Plaza range from $18.04 to $22.95 per square foot. The General Partner believes that the projected average asking rental rates in the submarket for 2002/2003 will be approximately $17.50 to $18.00 per square foot.

                    Occupancy Rates

          The Plymouth Plaza Office Building is currently 79% occupied.

          Number of tenants occupying ten percent or more of the rentable square footage and principal nature of business of such tenants.

          Three tenants occupy ten percent or more of the rentable square footage. Lucent Technology is in the telecommunications business and occupies 15,464 square feet (approximately 29%). West Florida Division, Inc. is in the staffing business and occupies 10,361 square feet (approximately 19%). Raymond James is in the securities investment business and occupies 8,549 square feet (approximately 16%).

          Principal business, occupations and professions carried on in, or from the building.

     The building is used primarily for business office space.

          The average effective annual rental per square foot for each of the last five years.

                   Annual    Net Rentable  Annual Rental per
Year ended         Rent       Area         Square Foot

December 31, 1997   N/A         53,573       N/A
December 31, 1998   N/A         53,573       N/A
December 31, 1999   $836,543    53,573       $15.62
December 31, 2000   $841,642    53,573       $15.71
December 31, 2001   $1,027,750  53,573       $19.18

          Schedule of the lease expirations for each of the ten years starting with the year in which Plymouth was purchased.

           Number of tenants                       Percentage of
            whose leases   Square  Annual      Gross Annual
  Year      will expire    Feet    Rent        Rent
  2002           0              0  $      0     0%
  2003           1          8,549  $196,162    24%
  2004           3         26,753  $497,490    60%
  2005           2          6,982  $128,278    16%
  2006           0              0  $      0     0%
  2007           0              0  $      0     0%
  2008           0              0  $      0     0%
  2009           0              0  $      0     0%
  2010           0              0  $      0     0%
  2011           0              0  $      0     0%

     3.   Expenses

                    Utilities and services.

          Utilities available to the site include municipal water and sewer service as well as telephone and electric. Based on financial information provided by the seller, utilities expenses have ranged from a low of $131,386 in 1999 to a high of $153,663 in 2001. The General Partner has estimated for the first 12 months of ownership, the utilities expense will be budgeted at $150,000.

                    Real estate taxes.

          The realty tax rate: Real estate taxes are based on the improved property market value, multiplied by the 2001 equalized ratio, and the 2001 net tax rate of $23.0975 per $1,000. For 2002 the millage rate is expected to be $23.3093 per $1,000.

          Annual realty taxes: Taxes are levied in the City of Clearwater and Pinellas County by the taxing authorities empowered to do so by the Florida State Legislature. The taxable valuation of each real estate property or tangible personal property is established by the local appraiser. The Board of County Commissioners set the millage, or rate of taxation, for the county; the School Board for the schools; the City Council for each municipality; and by the governing bodies of other independent special taxing districts and authorities.

          For 2001, Plymouth Plaza had total real estate taxes due of $86,098.

        2001                 Estimated Annual
       Tax Key               Taxable Value     Realty Taxes

#30/28/16/00000/340/0100      $3,727,600     $86,098

          For 2002, the assessed taxable value of Plymouth Plaza was increase to $4,100,000, which may result in annual realty taxes estimated to be $95,568.

                    Maintenance and repairs expenses.

          Based on information provided by the seller, this expense category has varied from a high of $59,474 in 2001 to $48,777 in 1999. The budgeted amount for the first 12 months of ownership is approximately $54,000.

                    Total Expenses

          According to the financial information provided by the seller, adding the real estate tax liability, common area expenses, and management fee, resulted in total expenses in 2001 of $453,633, approximately $8.47 per square foot.

                    Capital improvements anticipated

          The General Partner believes that the property has been fairly well maintained, and observed some deferred maintenance items of minor significance with the exception of the common areas,
     which have been neglected.   The physical incurable
     depreciation generally refers to the normal aging that occurs for the structural components.

          Tenant improvements will be required to attract new tenants to the building. This will be a substantial cost to the Partnership over the lease-up period. The estimated amount has yet to be determined.

                    Depreciation information.

          Federal tax basis. In a Section 1031 Exchange, the basis in the replacement property equals the value of the replacement property less the amount of gain deferred in the exchange. Exchange expenses, such as sales commissions, are treated as money paid by the taxpayer and increase the basis of the replacement property. The basis in the replacement property is allocated between land and improvements in proportion to its relative fair market value. The allocation of basis between land and improvements of the relinquished property
     (The Meadows II Apartments) is irrelevant for these purposes.

          Rate. The applicable rate to be used for computing depreciation for financial statement purposes is 2.5% per year for the buildings and tenant's improvements, 6.67% for land improvements, and 14.3% per year for personal property.

          Method. The applicable depreciation method to be used for computing depreciation for financial statement purposes is the straight line method.

          Life claimed. The life to be used to depreciate assets for financial statement purposes is 40 years for buildings and improvements, 15 years for land improvements, and seven years for personal property.

          Insurance

          Based on information provided by the seller, insurance expense ranged from $10,014 to $15,717 during 1999-2001. The initial first year insurance expense will be approximately $10,000.

EXHIBIT 99.6

DECADE COMPANIES INCOME PROPERTIES, A LIMITED PARTNERSHIP
ANNEX PF-1

PRO FORMA CONDENSED BALANCE SHEET

JUNE 30, 2002

(UNAUDITED)


The foregoing unaudited Pro Forma Balance Sheet gives effect to certain assumptions, including the purchase by the Partnership of two office buildings (the Spectrum office building located in Orlando, Florida and Plymouth Plaza located in Clearwater, Florida) and the investment in Decade Mortgage Loan Partners, LLC, which purchased the mortgage loan encumbering Spectrum and Plymouth Plaza. The Pro Forma Balance Sheet gives effect to both transactions as if they had occurred on January 1, 2002.

The pro forma information should be read in conjunction with the historical financial information for the Partnership, but does not purport to be indicative of the results which may be obtained in the future or which would actually have been obtained had the purchase occurred as of January 1, 2002. The pro forma presentation shows the possible scope of the change in the historical financial position caused by the transactions.


                                   PRO FORMA ADJUSTMENTS
                          PURCHASE OF     PURCHASE OF
            HISTORICAL    OFFICE BLDGS    MORTGAGE       PRO FORMA
Assets

Cash and
cash
equivalents  $127,494                        $633,461   $760,955

Tax Escrow
Deposit          $500     $215,396                      $215,896

Exchange
Escrow     $6,701,092    $(219,344)     $(6,481,748)          $0

Prepaid
Expense
& other
Assets       $106,506                                   $106,506

Investment
Properties
at cost   $21,800,587  $10,334,965                   $32,135,552

Less:
Accumulated
Depreciation$(7,123,278)       $0                   $(7,123,278)

Investment
in Decade
Mortgage
Loan Partners,
LLC          $4,200,000                              $4,200,000

Utility
Deposits       $40,453                                  $40,453

Debt
Issue
Costs, Net
of
Amortization   $285,257          $0      $302,372       $587,629

Total Assets $21,938,611 $10,331,017  $(1,345,915)   $30,923,713

Liabilities and Partners' Capital

Liabilities

Accounts
Payable and
Accrued Taxes  $497,080   $167,813                     $664,893

Tenants'
security
deposits        $79,129     $7,554                      $86,683

Unearned
rent
collections     $56,001     $7,897                      $63,898

Distributions
Payable        $130,269                                $130,269

Accrued
interest
payable         $17,490    $68,689       $(68,689)      $17,490

Payables
to Affiliates $1,446,852                            $1,446,852

Mortgage
Notes
Payable      $18,611,986 $10,079,064 $(1,277,226)   $27,413,824

Total
Liabilities  $20,838,807 $10,331,017 $(1,345,915)   $29,823,909



Partners' Capital

General
Partner      $(17,890)          $0                     $(17,890)

Limited
Partners   $1,117,694           $0                    $1,117,694

Total
Partners'
Equity    $1,099,804            $0          $0        $1,099,804

Total
Liabilities
and Partners'
Equity    $21,938,611    $10,331,017 $(1,345,915)    $30,923,713

See notes to Pro Forma Financial Statements

ANNEX PF2

DECADE COMPANIES INCOME PROPERTIES, A LIMITED PARTNERSHIP

PRO FORMA CONDENSED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2001
(UNAUDITED)

The following unaudited Pro Forma Condensed Statements of Operations, give effect to certain assumptions, including the purchase by the Partnership of two office buildings, the Spectrum office building located in Orlando, Florida and Plymouth Plaza located in Clearwater, Florida, and the investment in Decade Mortgage Loan Partners, LLC, which purchased the mortgage loan encumbering Spectrum and Plymouth Plaza. The Pro Forma Condensed Statements of Operations give effect to the transactions as if they occurred at the beginning of the period presented (January 1, 2001).

The pro forma information should be read in conjunction with the historical financial information for the Partnership, but does not purport to be indicative of the results which may be obtained in the future or which would actually have been obtained had the Offer occurred as of January 1, 2001. The pro forma presentation shows possible scope of the change in the historical results of operations caused by the transaction.

                          PRO FORMA ADJUSTMENTS
                    PURCHASE  PURCHASE
                       OF     OF PLYMOUTH  MORTGAGE
          HISTORICAL SPECTRUM  PLAZA      INVESTMENT    PROFORMA
Operating
Revenue   $6,993,384 $2,318,105 $1,027,749           $10,339,238

Operating
Expenses $(3,788,429) $(866,798) $(453,633)         $(5,108,860)

Net
Operating
Revenue  $3,204,955   $1,451,307   $574,116           $5,230,378

Interest
Expense $(2,045,518)  $(380,360)  $(364,276)         $(2,790,153)

Depreciation$(1,046,892) $(105,582  $(101,117)         $(1,253,591)

Net
income
from
investment
property   $112,545    $965,365    $108,723     $0    $1,186,633

Interest
income     $126,393                          $355,320   $126,393

Interest
on payables
to affiliates $(28,588)                                $(28,588)

Partnership
Management
Expense    $(193,730                                  $(193,730)

Net income   $16,620   $965,365   $108,723  $355,320  $1,090,708

Net income
attributable
to General
Partner         $166     $9,654     $1,087    $3,553     $10,907

Net income
attributable
to Limited
Partners     $16,454   $955,712    $107,636  $351,767  $1,079,801

             $16,620   $965,365    $108,723  $355,320  $1,090,708

Weighted
average
LP Interests
outstanding 13398.40  13398.40     13398.40  13398.40  13398.40

Net income
per Limited
Partner
Interest       $1.23     $71.33    $8.03     $26.25    $80.59

See Notes to Pro Forma Financial Statements

ANNEX PF3

DECADE COMPANIES INCOME PROPERTIES, A LIMITED PARTNERSHIP

PRO FORMA CONDENSED STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2002
(UNAUDITED)

The following unaudited Pro Forma Condensed Statements of Operations, give effect to certain assumptions, including the purchase by the Partnership of two office buildings, the Spectrum office building located in Orlando, Florida and Plymouth Plaza located in Clearwater, Florida, and the investment in Decade Mortgage Loan Partners, LLC, which purchased the mortgage loan encumbering Spectrum and Plymouth Plaza. The Pro Forma Condensed Statements of Operations give effect to the transactions as if they occurred at the beginning of the period presented (January 1, 2002).

The pro forma information should be read in conjunction with the historical financial information for the Partnership, but does not purport to be indicative of the results which may be obtained in the future or which would actually have been obtained had the Offer occurred as of January 1, 2002. The pro forma presentation shows possible scope of the change in the historical results of operations caused by the transaction.

                         PRO FORMA ADJUSTMENTS
                         PURCHASE  PURCHASE OF
                             OF    PLYMOUTH MORTGAGE
              HISTORICAL SPECTRUM   PLAZA  INVESTMENT  PROFORMA

Operating
Revenue   $2,482,842     $1,119,979 $439,661          $4,042,482

Operating
Expenses  $(1,743,430)   $(327,263) $(178,083)       $(2,248,776)

Net
Operating
Revenue       $739,412    $792,716   $261,578         $1,793,706

Interest
Expense      $(764,224)  $(190,180)  $(182,138)      $(1,136,542)

Depreciation $(342,430)   $(52,791)   $(50,559)        $(445,780)

Amortization $(126,386)                                $(126,386)

Net income
(loss) from
investment
property     $(493,628)   $549,745    $28,882    $0     $211,385

Interest
income        $70,213                         $177,660  $247,873

Partnership
Management
Expense     $(178,600)                                 $(178,600)

Gain on
Sale of
Property    $8,579,120                                $8,579,120

Net income  $7,977,105  $549,745 $28,882     $177,660 $8,859,778

Net income
attributable
to General
Partner        $79,771   $5,497      $289      $1,777    $87,334

Net income
per Limited
Partners    $7,897,334  $544,248   $28,593   $175,883 $8,771,180
            $7,977,105  $549,745   $28,882   $177,660 $8,858,514

Weighted
average LP
Interests
outstanding 12306.77    12306.77   12306.77  12306.77  12306.77

Net income
per Limited
Partner
Interest     $641.71      $44.22     $2.32    $14.29    $712.71

See Notes to Pro Forma Financial Statements

DECADE COMPANIES INCOME PROPERTIES, A LIMITED PARTNERSHIP

Notes to the Pro Forma Financial Statements

June 30, 2002

Note 1.  Basis of Presentation

The Unaudited Pro Forma Condensed Balance Sheet of the Partnership as of June 30, 2002 (the Pro Forma Condensed Balance Sheet), and the Unaudited Pro Forma Condensed Statements of Income for the year ended December 31, 2001, and for the six-month period ended June 30, 2002 (the Pro Forma Condensed Statements of Operations) (the Pro Forma Condensed Balance Sheet together with the Pro Forma Condensed Statements of Income are hereinafter referred to as the Pro Forma Financial Statements) have been prepared to illustrate the estimated effect of (1) the purchase of the Properties on July 30, 2002, (2) the investment in Decade Mortgage Loan Partners, LLC
(DMLP) on August 27, 2002, which purchased the nonrecourse mortgage loan that encumbered the Properties on August 29, 2002, and (3) the use of cash funds to reduce the outstanding principal balance of the mortgage loan upon its purchase by DMLP on August 29, 2002.

The Pro Forma Financial Statements do not reflect any anticipated improvement in operating rental revenues or cost savings from the acquisition of the Properties, or any synergies that are anticipated to result from the acquisition of the Properties, and there can be no assurance that any such improvement in operating revenues, or cost savings, or synergies will occur.

The Pro Forma Condensed Statements of Income give pro forma effect to the transactions as if they had occurred on January 1, 2001 and January 1, 2002. The Pro Forma Condensed Balance Sheet gives pro forma effect to the transactions as if they had occurred on June 30, 2002. The Pro Forma Financial Statements do not purport to be indicative of the results of operations or financial position of the Partnership that would have actually been obtained had such transactions been completed as of the assumed dates and for the periods presented, or which may be obtained in the future.

The pro forma adjustments are described in the notes herein and are based upon available information and certain assumptions that the Partnership believes are reasonable. The Pro Forma Financial Statements should be read in conjunction with the separate historical financial statements of the Partnership and the notes thereto and Management's Discussion and Analysis or Plan of Operation included in the Partnership's Annual Report on Form 10-KSB for the year ended December 31, 2001, and the separate historical financial statements of the Partnership and the notes thereto and Management's Discussion and Analysis or Plan of Operation included in the Partnership's Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2002.

A preliminary allocation of the purchase price has been made between Spectrum and Plymouth in the accompanying Pro Forma Financial Statements based on available information. A preliminary allocation of the allocated purchase price for both Spectrum and Plymouth has been made between land, buildings, and personal property based on available information. The actual allocation of purchase price and the resulting effect on income form operations may differ significantly from the pro forma amounts included herein. These pro forma adjustments represent the Partnership's preliminary determination of accounting adjustments and allocations and are based upon available information and certain assumptions that the Partnership believes to be reasonable. Consequently, the amounts reflected in the Pro Forma Financial Statements are subject to change, and the final amounts may differ substantially.

Note 2.  Summary of Transactions

Acquisition of New Partnership Property

On July 30, 2002, the Partnership purchased two office buildings (buildings known as Spectrum, located in Maitland, Florida, and Plymouth, located in Clearwater, Florida). Spectrum and Plymouth are hereinafter collectively referred to as the Properties. The properties were purchased subject to the nonrecourse mortgage loan (the Note) that encumbered the Properties, without the consent of the Lender.

The purchase price of the Properties was approximately $10.2 million, plus closing costs. The Properties were encumbered by a first mortgage loan of approximately $10,079,000. At closing, the Partnership gave cash consideration of $125,000 and purchased the Properties subject to the mortgage.

The Partnership's source of the funds used in this transaction consisted of cash proceeds held in the Exchange Escrow which were provided by the sale of The Meadows II Apartments on January 31, 2002. The existing nonrecourse first mortgage loan of approximately $10,079,000 encumbered the Properties. The Partnership offered to pay down the existing loan to approximately $8.8 million in exchange for certain lender concessions. Subsequently, on August 29, 2002, the Partnership reduced the outstanding principal balance of the Note by approximately $1.28 million (from $10.08 to approximately $8.80 million) as part of the transfer of the Note to Decade Mortgage Loan Partners, LLC, a newly created affiliated entity, as hereafter described.

The nonrecourse mortgage loan (the "Note") bears interest on the outstanding principal balance from July 1, 1997 (the "Date of Loan") through and including August 1, 2007 (the "Maturity Date") at the fixed rate of 8.46% per annum. The Note provides for monthly payments of principal and interest of $87,074.87. The required loan payments amortize the principal balance over a 293-month period (24 years, five months). There is a penalty for prepayment of the loan amount that was approximately $2.1 million at the date of closing. The note provided for prepayment in full, but not in part, on the first day of any calendar month, upon 90 days prior notice to Lender and upon payment in full of all amounts payable under the loan documents (which will include a prepayment penalty). The prepayment penalty will consist of the greater of
(1) 2% of the outstanding loan principal balance and (2) an amount computed under a yield maintenance formula defined in the Note.

The Partnership requested Lender approval prior to closing but was unable to obtain it due to the Lender's time constraints. The Lender however did indicate a willingness to work with the Partnership or its affiliates to achieve a satisfactory result. Those negotiations resulted in the sale of the Note on August 29, 2002 by the Lender to Decade Mortgage Loan Partners, LLC (DMLP), a newly formed Wisconsin limited liability company that was created to purchase the nonrecourse mortgage note (the Note) that encumbered the Properties. The Partnership is a member DMLP, along with other affiliated entities, as hereafter described.

In connection with its acquisition of the Properties, the Partnership incurred a real estate commission payable to an unaffiliated broker in the amount of $150,000.

Investment in Decade Mortgage Loan Partners LLC (DMLP)

Prior to its purchase of the Properties, the Partnership requested Lender approval but was unable to obtain it due to the Lender's time constraints. The Lender however did indicate a willingness to work with the Partnership or its affiliates to achieve a satisfactory result. Those negotiations resulted in the sale of the Note on August 29, 2002 by the Lender to Decade Mortgage Loan Partners, LLC (DMLP), a newly formed Wisconsin limited liability company that was created to purchase the Note. The Partnership is a member of DMLP, along with other affiliated entities.

The outstanding principal balance of the Note was approximately $10,079,000 as of closing on July 30, 2002. For income tax considerations related to preserving the benefits of the Section 1031 Exchange to the extent possible, the Partnership needed to reduce the balance of the Note from approximately $10.1 million to approximately $8.8 million, which amount is equal to the balance of the mortgage liability of The Meadows II Apartments, which was sold on January 31, 2002. Accordingly, the Partnership earmarked approximately $1.3 million to be paid down on the mortgage. This amount was committed to the Lender on July 22, 2002, Therefore, the new limited liability company needed approximately $8.8 million of capital to provide the funds necessary to purchase the Note from the Lender.

On August 27, 2002, the Partnership used cash reserves of $4.2 million to purchase 4,200 Units (the DMLP Units) (approximately 47.7% of the 8,805 DMLP Units issued and outstanding) of DMLP.
The Partnership's source of the funds used in this transaction consisted of cash reserves held by the Partnership which were obtained from the Exchange Escrow which had held the proceeds from the sale of The Meadows II Apartments on January 31, 2002.

Purchase of Note by DMLP

On August 29, 2002, DMLP purchased the Note for $8,801,838 from the Teachers Insurance and Annuity Association of America (TIAA). In conjunction with the transfer of the Note from TIAA to DMLP, the Partnership paid TIAA approximately $1,726,000 to (1) reduce the outstanding principal balance of the Note by $1,277,226 (from $10,079,064 to $8,801,838), (2) pay a prepayment penalty of
$302,372 (the Prepayment Premium) computed at 3% of the outstanding principal balance of the Note payable to TIAA, (3) pay accrued interest of $139,746 (the Interest Payment), and (4) pay a late fee of $4,354 (the Late Fee) computed at five cents for each dollar (5% of $87,074.87) of delinquent payment payable to TIAA. The Late Fee was subsequently reimbursed to the Partnership by the Seller of Spectrum and Plymouth. The Interest Payment included $68,689 of prorated interest for July which was received by the Partnership as a closing credit from the Seller.

The Note bears interest on the outstanding principal balance from July 1, 1997 (the Date of Loan) through and including the Maturity Date at a fixed rate of 8.46% per annum. The Note provided for monthly payments of principal and interest of $87,074.87. DMLP modified the terms of the Note to require payments of interest only until October 1, 2002, and then monthly payments of principal and interest of $70,637.68 beginning on November 1, 2002. The revised required loan payments amortize the principal balance over a 25-year period. There was a penalty for prepayment of the loan amount that was computed to be approximately $2.1 million as of the July 30 closing date. The Note may be prepaid in full, but not in part, on the first day of any calendar month, upon 90 days prior notice to Lender and upon payment in full of all amounts payable under the loan documents (which would include a prepayment penalty). The Prepayment Premium consists of the greater of (1) 2% of the outstanding loan principal balance and (2) an amount computed under a yield maintenance formula defined in the Note.

In consideration for the Partnership's payment of the Prepayment Premium, DMLP will modify certain terms of the Note to permit the Partnership to prepay the Note in whole or in part and to release collateral upon the sale of either Spectrum or Plymouth. In addition, DMLP will modify the yield maintenance formula under certain conditions for the benefit of the Partnership.

DMLP's source of the funds used in this transaction consisted of cash generated from the sale of the DMLP Units on August 27, 2002.

Note 3.  Notes to the Pro Forma Condensed Balance Sheet at June 30,
2002

(a) The Pro Forma Condensed Balance Sheet at June 30, 2002 assumes that (1) the purchase of the Properties on July 30, 2002, (2) the investment in Decade Mortgage Loan Partners, LLC (DMLP) on August 27, 2002, which purchased the nonrecourse mortgage loan that encumbered the Properties on August 29, 2002, and (3) the use of cash funds to reduce the outstanding principal balance of the mortgage loan upon its purchase by DMLP on August 29, 2002, occurred on June 30, 2002. For purposes of the Pro Forma Condensed Balance Sheet as of June 30, 2002, these transactions were combined with the Partnership's historical Condensed Balance Sheet as of June 30, 2002.

(b) The capitalized cost of approximately $10.3 million for the Properties consisted of the adjusted purchase price of $10.175 million plus closing costs incurred.

(c) The Properties were purchased subject to the existing nonrecourse mortgage debt of approximately $10.1 million. The Exchange Escrow provided additional funds required to close the transaction. Closing credits were received for certain liabilities assumed for accrued real estate and tangible property taxes, interest payable for July, prepaid rent collections, and security deposits. A closing credit was given to the seller for the tax deposit escrow held by the mortgage lender of approximately $215,000.

(d) The balance of the Exchange Escrow of approximately $6.5 million was used to invest $4.2 million in DMLP, to reduce the outstanding mortgage principal balance by approximately $1.3 million, to pay deferred financing costs of approximately $302,000, and to increase cash reserves.

Note 4. Notes to the Pro Forma Condensed Statements of Income

(a) The Pro Forma Condensed Statements of Operations assumes that
(1) the purchase of the Properties on July 30, 2002, (2) the investment in Decade Mortgage Loan Partners, LLC (DMLP) on August 27, 2002, which purchased the nonrecourse mortgage loan that encumbered the Properties on August 29, 2002, and (3) the use of cash funds to reduce the outstanding principal balance of the mortgage loan upon its purchase by DMLP on August 29, 2002, occurred on January 1, 2001, or January 1, 2002. For purposes of the Pro Forma Condensed Statement of Operations for the year ended December 31, 2001, Spectrum's historical Statement of Operating Income and Certain Expenses for the year ended December 31, 2001, and Plymouth's historical Statement of Operating Income and Certain Expenses for the year ended December 31, 2001, were combined with the Partnership's historical Statement of Operations for the year ended December 31, 2001. For purposes of the Pro Forma Condensed Statement of Operations for the six-month period ended June 30, 2002, Spectrum's historical Statement of Operating Income and Certain Expenses for the six-month period ended June 30, 2002, and Plymouth's historical Statement of Operating Income and Certain Expenses for the six-month period ended June 30, 2002, were combined with the Partnership's historical Statement of Operations for the six-month period ended June 30, 2002.

(b) The total purchase price of the Properties was allocated between Spectrum and Plymouth based upon the allocation set forth in the Offer to Purchase, whereby Spectrum was allocated 51.08% of the purchase price and Plymouth was allocated 48.92% of the purchase price. The resulting allocated purchase price for both Spectrum and Plymouth was allocated between land and buildings based upon their respective estimated fair values of 20% to land and 80% to buildings as of the July 30, 2002 closing date. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein.

The adjustments for estimated pro forma depreciation are based on their estimated fair values. The buildings are being depreciated over estimated useful lives. Upon consummation of the purchase of the Properties, the fair value of the Spectrum assets acquired was estimated to be approximately $5,279,000, with $4,223,000 allocated to the building. Upon consummation of the purchase of the Properties, the fair value of the Plymouth assets acquired was estimated to be approximately $5,056,000, with $4,045,000 allocated to the building and parking garage. These amounts are being depreciated over 40 years for the buildings and tenants' improvements, consistent with the Partnership's depreciation policy for real property and the Partnership's estimate of the remaining economic life of the assets (approximately $207,000 of annual depreciation expense consisting of $106,000 for Spectrum and $101,000 for Plymouth).

(c) Adjustments for additional interest expense assumes that (1) the purchase of the Properties on July 30, 2002, and (2) the use of cash funds to reduce the outstanding principal balance of the mortgage loan upon its purchase by DMLP on August 29, 2002, occurred on January 1, 2001 or January 1, 2002. The change in interest expense, in addition to amortization of deferred financing costs, reflects the change in long term borrowings and their rates based on a fixed interest rate of 8.46% on the related mortgage debt of approximately $8.8 million (approximately $745,000 of annual interest expense consisting of $381,000 for Spectrum and $364,000 for Plymouth). The change in amortization of deferred financing costs reflects the change in deferred financing costs of approximately $302,000 amortized over the remaining 59-month period (from August 29, 2002 to the August 1, 2007 maturity date) of the mortgage debt (approximately $61,000 of annual amortization expense consisting of $31,000 for Spectrum and $30,000 for Plymouth).

(d) Adjustments for additional interest income assumes that (1) the investment in Decade Mortgage Loan Partners, LLC (DMLP) on August 27, 2002, which purchased the nonrecourse mortgage loan that encumbered the Properties on August 29, 2002, and (2) the use of cash funds to reduce the outstanding principal balance of the mortgage loan upon its purchase by DMLP on August 29, 2002, occurred on January 1, 2001 or January 1, 2002. The change in interest income reflects the investment of $4.2 million in DMLP and its expected earnings rate based on a fixed interest rate of 8.46% on the related mortgage debt of approximately $8.8 million (approximately $355,000 of annual interest income).

EXHIBIT 10.39

                   PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT is made and entered into as of 12 June, 2002, by and between ABR SPECTRUM, LTD. AND ABR
PLYMOUTH PLAZA, LTD., both Florida limited partnerships
(hereinafter collectively referred to as "Seller") and DECADE
PROPERTIES, INC., a Wisconsin corporation, or its assigns
("Purchaser").

                              RECITALS

     A. Seller is the owner of that certain real property together with the buildings, improvements, and other appurtenances located thereon, and all tangible and intangible personal property related thereto situated in Pinellas and Orange Counties, Florida, which are legally described on Exhibits "A" and "A-1" attached hereto and incorporated herein by this reference and further described below (collectively, the "Property"). The Premises described on Exhibit A shall sometimes hereafter be referred to as the "Spectrum Property"; those described on Exhibit A-1 shall sometimes hereafter be referred to as the "Plymouth Plaza Property."

     B. Seller desires to sell to Purchaser, and Purchaser desires to purchase the Property, on the following terms and conditions.

                         AGREEMENTS

     In consideration of the mutual promises and covenants herein contained, the sum of Ten and No/100th Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. For purpose of this Agreement, the terms underlined in this Section 1 shall have the meaning set forth next to the underlined term.

               1.1 Building. All buildings located within the projects known as Spectrum and Plymouth Plaza, and located on the premises described on Exhibits A and A-1, together with all related improvements on, in, or under the Real
          Property, including without limitation all affixed tenant improvements.

               1.2 Closing Date. The Closing Date, as described below, shall occur on or before forty-five (45) days after the Effective Date, or such earlier date as Purchaser and Seller may agree upon in writing. Closing shall mean the consummation of this Agreement by the recording of all instruments requiring recording, the rendering of all performances necessary to the consummation of the purchase and sale contemplated hereby, and delivery of other documents and proceeds to the parties entitled thereto.

               1.3 Contracts. Seller's contract rights and general intangibles, agreements, licenses, service, maintenance, utility, and operating contracts and warranties, including without limitation agreements for construction of any improvements on the Property and rights under any payment, performance, or other bonds, as further described herein.

               1.4 Earnest Money. Purchaser's earnest money deposits in the aggregate sum of TWO HUNDRED THOUSAND AND 00/100
          ($200,000.00) DOLLARS, due and payable at such times described in Paragraph 2 below.

               1.5 Effective Date. The Effective Date of this Agreement shall be the date on which it is executed by the last of the parties hereto to affix their signatures herein.

               1.6 Escrow Agent. Quarles & Brady LLP, the Seller's attorney, or such other person or entity approved by both Seller and Purchaser and authorized by law to perform escrow services in the state in which the Property is located. The Escrow Agent's office is located at: 4501 Tamiami Trail North, Suite 300, Naples, Florida 34103.

               1.7 Escrow. The Escrow opened by Seller and Purchaser with the Escrow Agent for the accomplishment of the Closing.

               1.8 Exhibits. The following documents, whether or not physically affixed to this Agreement, are deemed incorporated in this Agreement, as are any and all
          document and written materials specifically listed or
          referred to in such documents:
          Exhibit A:     Legal Description of Real Property
          Exhibit B:     Hazardous Substances Certificate
          Exhibit C:     Permitted Exceptions

               1.9 Governmental Requirements. All buildings, zoning, subdivision, traffic, land use, environmental, occupancy, health, fire, safety, wetlands, or other applicable laws, ordinances, regulations, decrees, or rules of any federal, state, county, municipal, or other governmental or quasi-governmental authority or agency pertaining to the Property.

               1.10 Inspection Period. The period of time expiring at 5:00 p.m. E.S.T. thirty (30) days after the Effective
          Date in which Purchaser has to perform its Property due diligence.

               1.11 Intangible Personal Property. All of Seller's right, title, and interest in any and all intangible property related to the development, use, or occupancy of the Property, including without limitation any and all Contracts, Permits, Plans, Leases, and Trademarks.

               1.12 Leases. All of Seller's right, title, and interest as landlord in and under any and all leases or rental agreements affecting the Property, whether recorded or unrecorded, which extend beyond the Closing Date and any and all guaranties thereof.

               1.13 Money Liens. Mortgages, deeds of trust, statutory liens, and any and all other liens or encumbrances on the Property which may be removed or released by the payment of a specific liquidated or ascertainable sum of money.

               1.14 Permits. Any and all governmental licenses, permits, approvals, and consents, including without limitation environmental clearances, authority to subdivide the Property, and all rights, licenses, and permits necessary for the use, occupancy, and disposition of the Property, as further described herein.

               1.15 Plans. Any and all surveys, plans, specifications, engineering studies, drawings, prints, soils studies, grading and drainage studies, and similar studies and reports in Seller's possession or to which Seller has access, as further described herein.

               1.16 Property. The Real Property, Tangible Personal Property, and Intangible Personal Property.

               1.17 Real Property. The Real Property legally described in Exhibit A, attached hereto and incorporated herein by this reference. The term "Real Property," unless the context otherwise requires, shall include the Building and the associated grounds and improvements comprising the Real Property. It shall also include, unless the context otherwise requires, any and all minerals, oil, gas, hydrocarbon substances, development rights, air rights, water rights, and water stock owned by Seller relating to the Real Property; easements and rights of way, strips, and gores; and any and all right, title, and interest of Seller, if any, in and to any award or payment made or to be made for (i) any taking in condemnation or eminent domain of all or any part of the aforesaid and (ii) any damage to or destruction of all or any part of the improvements.

               1.18 Survey. The as-built survey of the Real Property prepared by a land surveyor or professional engineer licensed under the laws of the state in which the property is located, and prepared in conformity with the laws and/or regulations of that state, and meeting the following requirements: The Survey shall (a) set forth the legal description of the Real Property identical to that which appears in Exhibit A; (b) establish the boundaries of the Real Property; (c) certify the gross area of the Real Property; (d) locate the Building and the other improvements on the Real Property; (e) locate all title exceptions capable of physical location; (f) locate any and all means of ingress and egress; (g) locate encroachments, overlaps, or other matters which may give rise to prospective adverse possession claims;
          and (h) otherwise satisfy the requirements for the issuance of the Title Insurance. Defects disclosed by the Survey (including without limitation gaps, gores, or overlaps, encroachments beyond lot or setback lines, and lot coverage violations) shall be deemed title defects within the meaning of this Agreement.

               1.19 Tangible Personal Property. Any and all apparatus, equipment, appliances, systems, tools, machinery, furniture, or furnishings of any kind used in the operation or occupancy of the Building or the Real
          Property, and any and all goods, supplies, materials, or components located on the Real Property or used in the operation or occupancy of the Building, including without limitation heating and incinerating apparatus and equipment, boilers, engines, motors, dynamos, generating sprinkling and vacuum cleaning system, fire extinguishing apparatus, gas and electric fixtures, carpeting, under-padding, elevators, escalators, partitions, mantels, built-in mirrors, window shades, blinds, screens, storm sash, awnings, furniture, shrubbery, plants, ranges, cooking apparatus, and mechanical kitchen equipment.

               1.20 Title Insurance. The ALTA FORM B title insurance policy in the amount of the Purchase Price to be issued to Purchaser by Seller's attorneys, Quarles & Brady LLP, insuring that Purchaser's title to the Real Property is in the condition required hereunder, together with endorsements as Purchaser may require.

               1.21 Title Report. A preliminary commitment for the Title Insurance.

               1.22 Trademarks. Seller's right, title, and interest in and to any and all trademarks, trade names, and names by which the Building and Property may at any time be known or operated and any variant thereof in any way relating to the Property.

     2.   Purchase and Sale

               2.1 Agreement to Purchase and Sell. Seller shall sell, and Purchaser shall purchase, the Property for the price of TEN MILLION FOUR HUNDRED THOUSAND AND 00/100
          ($10,400,000.00) DOLLARS on the terms and conditions set forth herein.

               2.2 Payment of Purchase Price. The Purchase Price shall be payable as follows:
          Purchase Price:      $10,400,000.00 (U.S.)

                         (a)  initial Earnest Money deposit in
                              escrow of even date herewith:          $100,000.00
                         (b)  additional deposit to be received
                              in escrow on or before the
                              expiration of the Inspection
                              Period in the amount of                $100,000.00
                         (c)  existing mortgage, subject to
                              normal amortization, of approximately
                              [See Paragraph 2.3]:                $10,096,515.00
                         (d)  the balance of the purchase price,
                              by cash, local certified check, wire
                              transfer funds or local cashier's check
                              at Closing, subject to adjustments and
                              prorations, of approximately:          $103,485.00

     Deposit checks are accepted subject to collection.

               2.3 Existing Mortgage. Seller has disclosed to Purchaser that the Property is encumbered by a mortgage and collateral loan documents held by Teachers Insurance and Annuity Association of America ("Teachers"). Purchaser shall make application to take title to the Property subject to said existing loan documents and to release
          Seller and its principals therefrom, as soon as possible after the Effective Date, and shall diligently prosecute obtaining approval of said application. Purchaser acknowledges that Purchaser shall cause Teachers to release to Seller, a letter of credited in the amount of $500,000 that Seller pledged to Teachers as additional collateral for said loan. Purchaser shall be responsible for all recording taxes and costs; and, further all costs and expenses charged by Teachers not to exceed $5,000.
          In the event that Purchaser elects to purchase the Property, but not subject to the liabilities represented by Teachers' mortgage and related loan documents, Purchaser shall be responsible for all pre-payment penalties and expenses charged by Teachers incident to the satisfaction of said loan obligation.

               2.4 Allocation of Purchase Price. The parties agree that the allocation of the Purchase Price between the Real
          Property and the Building, the Tangible Personal
          Property, and the Intangible Personal Property shall be as the parties reasonably agree during the Inspection
          Period.

     3.   Title and Conveyances

               3.1 Title Report. The Seller shall deliver the Title Report to the Purchaser within ten (10) days of the Effective
          Date. Within the Inspection Period, Purchaser shall notify Seller in writing of those exceptions which are
          (a) wholly acceptable, (b) conditionally acceptable, and
          (c) wholly unacceptable. Prior to Closing Seller shall be obliged to clear any disapproved exceptions. No later than seven (7) days after the Inspection :Period, Seller shall notify Purchaser whether it will be able to clear disapproved exceptions other than Money Liens or comply with the conditionally approved exceptions which are not Money Liens. If Seller notifies Purchaser that Seller cannot clear the exceptions or comply with Purchaser's conditions, such notification shall be deemed a failure of a condition precedent to Closing, entitling Purchaser to withdraw immediately from and terminate this Agreement as hereinafter provided, and to receive a refund of Purchaser's Earnest Money.

               3.2 Title. Seller's title to the Real Property shall be conveyed by Special Warranty deed on Closing and shall be in fee simple, free and clear of any and all liens, encumbrances, easements, restrictions, encroachments, rights of way, reservations, limitations, and other defects whatsoever; subject to those items set forth on Exhibit C attached hereto, and any exceptions approved by Purchaser pursuant to Section 3.1 herein. Seller shall, throughout the term of this Agreement, keep the Property free of encumbrances, except those described in the Title Report, unless Seller has first received the prior written consent of Purchaser, which consent shall not be unreasonably withheld. Seller may discharge and pay any disapproved Money Liens out of the Purchaser Price.

               3.3 Survey. Purchaser may, at Purchaser's expense, elect to obtain a Survey of the Real Property. If the Survey reveals (a) an encroachment onto the Property; (b) an improvement located on the Property project onto lands of others; (c) an improvement violates a zoning or other governmental use restriction; or (d) an improvement which violates any recorded covenant, Purchaser will notify the Seller in writing prior to Closing Date of the violation, encroachment or projection and Seller shall treat it, and cure it, as a title defect.

     4.   Agreements Pending Closing

               4.1 Due Diligence. Purchaser is granted an Inspection Period as defined below to determine whether to proceed to Closing.

               4.1.1 Entry and Examination. Purchaser and its engineers, architects, appraisers, and other agents shall have until thirty (30) days after the Effective Date (the
          "Inspection Period"), commencing with the Effective Date of the Agreement, within which to undertake such physical inspections and other investigations of and inquiries concerning the subject premises as may be necessary in order for Purchaser to evaluate the physical characteristics of the Property, as well as such other matters as may be deemed by Purchaser to be necessary generally to evaluate the subject premises and determine the feasibility and advisability of Purchaser's purchase of the same. Seller expressly authorizes Purchaser and its agents to enter the Property to perform all of the said inspections. If, prior to the expiration of said
          Inspection Period, Purchaser advises Seller in writing that Purchaser does not wish to proceed with the purchase of the Property for any reason or no reason, than this Agreement shall be deemed rescinded. In that event, the Escrow Agent shall return all but one hundred ($100.00) dollars of Purchaser's Earnest Money deposit, and any accrued interest thereon to the Purchaser, and both
          Purchaser and Seller shall be relieved of all further obligations or liabilities under the terms of this Agreement; otherwise, Purchaser shall be bound to perform hereunder.

                    If the Purchaser enters the Property and makes any excavations or tests, Purchaser shall restore the Property to its original state, and shall protect the Property against the filing of any construction liens for work performed on behalf of the Purchaser. The Purchaser further agrees to hold the Seller harmless and indemnify Seller from any loss it may suffer as the result of these inspection activities (provided that none of said loss is due to the intentional acts or negligence of Seller).

               4.1.2 Seller Due Diligence Assistance. Seller shall deliver to Purchaser no later than five (5) days from the Effective Date of the Agreement, each and every one of the following items for Purchaser's review and use:
               (a) Copies of all leases now in effect, and any guarantees or security therefor, and any amendments or modifications together with copies of all notices.
               (b) Statement of operating expenses for the period of January 1, 1999 through the most current date available.
               (c)  Copy of most recent survey of the Property.
               (d) Copy of 2001 real estate and personal property ad valorem tax assessments for the Property, and any and all other tax assessments from any and all other governmental units.
               (e) Copy of all service, labor management, or employment, contracts now in effect relating to the Property's operation plus a copy of the hazard and liability insurance contracts presently in place.
               (f) Copy of the most recent environmental report for the Property.
               (g) Current rent roll and security deposit list for all tenants certified by Seller as being true, correct and complete.
               (h) Any and all appraisals of the Project in Seller's possession.
               (i)  Leasing Commission Agreements.
               (j) A list of all current employees and their respective salaries.
               (k) A copy of any existing mortgage, promissory note, assignment of leases and rents, and any other documents evidencing any loan obligation secured by a lien on the Property.
               (l) A copy of any notices that any governmental entity may have delivered to Seller contemplating any condemnation or any eminent domain proceedings against all or any portion of the Property.
               (m) Any engineering reports in Seller's possession pertaining to the Property, or any portion thereof.
               (n) All currently existing plans in Seller's possession or control, of the Building and other improvements, and all existing reports in Seller's possession or control or to which Seller has access relating to the soil, seismological, geological, and drainage conditions and flood and wind characteristics of the Property.
               (o) The Permits in Seller's possession, including without limitation all existing environmental assessment or impact reports in Seller's possession or control or to which Seller has access relating to the Property, and all approvals, conditions, orders, or declarations issued by any governmental authority relating thereto, including copies of any certificates of occupancy which are in Seller's possession.
               (p) The Contracts, including without limitation any and all warranties given to Seller in writing in connection with the construction of the Building or other improvements or the purchase of any of the Tangible Personal Property.
               (q) Any other documentation that Purchaser may reasonably request.

                    The Seller shall make a reasonable effort to provide Purchaser with such other information as the Purchaser may reasonably request, available for inspection and duplication by the Purchaser upon reasonable notice of the Seller, at no cost to the Seller.

               4.2 Management. Seller shall use its best efforts to administer and manage the Property so as to fulfill the conditions to Closing specified herein, such that Closing may occur on the Closing Date.

               4.3 Transfer or Bad-Faith Encumbrance. Seller shall not sell, nor dispose of any of the Property, nor cause or suffer the creation of any new exception to the Title
          Report, without Purchaser's prior written consent, which consent shall not be unreasonably withheld.

               4.4 Leasing. Seller has advised Purchaser that the lease of the major tenant at the Spectrum Property (Paysys) is due to expire on June 30, 2002, and that Paysys will not be renewing the same. Seller intends on marketing both the Plymouth Plaza Property, and Spectrum Property, for lease consistent with its past practices. Prior to the expiration of the Inspection Period, Seller shall have the right to enter into leases with third parties without Purchaser's consent; provided, however, Seller shall delivery a copy of all such leases to Purchaser the earlier of within one (1) business day of the lease being executed or seven (7) business days before the expiration of the Inspection Period. Following the expiration of the Inspection Period, Seller shall not have the right to execute any leases for any portion of the Property without Purchaser's consent. The parties agree that Purchaser shall be responsible for all real estate commissions due any broker incident to the execution of new leases, or the renewal of existing leases executed or renewed after the Effective Date; provided, however, Purchaser shall only be obligated to pay a real estate commission on the renewal of existing leases if the commission is due and payable as a result of an agreement consummated at the time of the execution of said lease;
          and further provided, Purchaser shall have no obligation to pay a real estate commission to Seller, Reed
          Development Company, or any affiliate thereof, incident to the renewal of any lease. Purchaser shall also be responsible for all reasonable tenant improvement allowances incurred incident to the execution of any lease, or any lease renewals. All expenses incurred shall be consistent with Seller's past leasing practices in a soft real estate market. Purchaser agrees to hold
          Seller harmless, and indemnify Seller, for all costs and expenses for which Purchaser is responsible under this Paragraph 4.4.

               4.5 Delivery of Inventories. Within ten (10) days of the Effective Date, Seller shall deliver to Purchaser an inventory of the Tangible Personal Property. The inventory of Tangible Personal Property shall be attached to the Bill of Sale, if any, to be delivered on the Closing Date.

               4.6 Operations. From the date of this Agreement to the Closing Date, Seller shall operate the Property diligently and in the ordinary course of its business so as to preserve the Property and the business relationships developed by Seller with respect to the Property and maintain the Property in good condition and repair.

     5. Representations and Warranties of Seller. As additional consideration for this sale, Seller represents, warrants, and covenants as follows:

               5.1 Warranty of Accuracy of Information. To Seller's knowledge, no fact or reason exists why Purchaser may not rely upon the completeness and accuracy in all material respects of the documents, instruments, records, and information furnished by Seller to Purchaser, including without limitation the information required to be delivered pursuant to this Agreement. Seller makes no representations or warranties as to the completeness or accuracy of financial statements provided by tenants.

               5.2 Litigation. Seller has received no notice of and, to Seller' knowledge, there is not pending or threatened any litigation, condemnation, or other proceeding affecting the Property or any portion thereof, which will prevent
          Purchaser from continuing the present uses of the Property or any portion thereof.

               5.3 Authorization. Seller has the full power and authority to enter into and execute this Agreement and all agreements and documents contemplated hereby, to make the representations and warranties set forth herein, and to perform the covenants and obligations of Seller to be performed hereunder. The execution and delivery of this Agreement and performance by Seller of Seller's obligations hereunder have been duly authorized, and no further action or approval is required to cause this Agreement to be binding, valid, and enforceable against Seller in accordance with its terms. No action by any federal, state, municipal, or other governmental department, commission, board, bureau, or instrumentality is necessary to make this Agreement valid instrument, binding upon Seller in accordance with its terms. Seller agrees to provide on or before Closing such documents as are reasonably requested by Purchaser to evidence
          Seller's authority hereunder. Neither the execution of this Agreement nor its performance by Seller will conflict with or result in the breach of any mortgage, encumbrance, instrument, restriction covenant, agreement, or other undertaking whatsoever.

               5.4 Hazardous Waste. To Seller's knowledge, the Property has never been used for the production, storage, deposit, or disposal of toxic, dangerous, or hazardous substances, pollutants, or contaminants in contravention of applicable law.

               5.5 Contracts Affecting the Property. The Contracts submitted or to be submitted by Seller to Purchaser hereunder, when submitted, constitute all Contracts to which Seller or its agents or representatives are a party which affect the Property. Each such Contract is in full force and effect and has not been assigned, pledged, hypothecated, mortgaged, or otherwise transferred, in whole or in part, by Seller or, to Seller's knowledge, by any other party thereto, nor is the consent of any person required for the valid and effective assignment to Purchaser of Seller's interest thereunder. There exist no actual, claimed, or threatened defaults, nor any actual, claimed, or threatened events which, with the passage of time, the giving of notice, or both, will constitute a default under any Contract with respect to the performance of any of the terms, covenants, or conditions to be performed by either party thereunder, and there exist no actual, claimed, or threatened claims, defenses, or rights of setoff by any party against the other thereunder. All amounts due and payable under the Contract will be paid in full through the Closing Date in accordance with the terms of such Contracts.

               5.6 Taxes. Seller has paid all taxes, assessments, and other governmental charges, including without limitation business, occupation, and local taxes imposed by law upon the Property or upon Seller which are due and payable and which, if unpaid, could result in a lien upon the Property or any portion or part thereof, or prevent any deed or other document required to be delivered hereunder from being delivered, recorded, or accepted for recording by the applicable public officials. There are no pending or contemplated proceedings for the review or adjustment of the real estate tax assessment of the Property other than those which may result from the transfer contemplated by this Agreement, to Seller's knowledge.
               5.7 Brokerage Fees. Seller has incurred no finder's, broker's, or other commission or fees payable to any person in connection with the sale of the Property.

               5.8 Effectiveness of Representations and Warranties. Unless the context otherwise requires, or unless otherwise agreed to in writing by Purchaser, the representations and warranties of Seller set forth herein will and shall be true and correct on the date of this Agreement and on the Closing Date, and shall survive Closing and shall not be merged in the deed or other Closing documents.

     6. Representations and Warranties of Purchaser. As additional consideration for this purchase, Purchaser represents, warrants and covenants as follows:

               6.1 Authorization. Purchaser has the full power and authority to enter into and execute this agreement and all agreements and documents contemplated hereby to make the representation and warranties set forth herein, and to perform the covenants and obligations of Purchaser to be performed hereunder. The execution and delivery of this Agreement and performance by Purchaser of Purchaser's obligations hereunder have been duly authorized, and no further action or approval is required to cause this Agreement to be binding, valid, and enforceable against Purchaser in accordance with its terms. No action by any federal, state, municipal, or other governmental department, commission, board, bureau, or instrumentality is necessary to make this Agreement a valid instrument, binding upon Purchaser in accordance with its terms. Purchaser agrees to provide on or before Closing such documents as are reasonably requested by Purchaser to evidence Purchaser's authority hereunder.

               6.2 Brokerage Fees. Purchaser has incurred no finder's, broker's, or other commission or fees payable to any person in connection with the purchase of the Property other than to Collier's Arnold, who is entitled to receive a commission for services rendered with respect to the sale of the Property. Said commission shall be paid at Closing as an expense of the Purchaser.

               6.3 Effectiveness of Representations and Warranties. Unless the context otherwise requires, or unless otherwise agreed in writing by Seller, the representations and warranties of Purchaser set forth herein will and shall be true and correct on the date of this Agreement and on the Closing Date and shall survive Closing and shall not be merged in the deed or other Closing documents.

     7.   Conditions to Closing

               7.1 Due Performance. Due performance of the terms, conditions, and agreements of this Agreement to be performed by a party and the accuracy of the representations and warranties of each as of the Closing Date is a condition to Closing by the other party. Such performance shall include without limitation execution and delivery in proper form of all of the documents required hereunder to be delivered on the Closing Date and the rendering of all other performances and undertakings contemplated hereunder. In addition to this mutual condition, the conditions set forth below in this Section are conditions precedent to Purchaser's performance, are inserted for the sole benefit of Purchaser, and may be waived only in writing by Purchaser.

               7.2 Title Insurance. A marked up title insurance commitment shall be delivered on the date of closing, without standard exceptions (except real estate taxes for the current year), insuring as of closing Purchaser's fee simple title to the Real Property free and clear of all liens and encumbrances, except the mortgage loan documents held by Teachers, tenants under written leases, those items set forth on Exhibit C attached hereto, and the exceptions disclosed in the title commitment delivered pursuant to Section 3.1 above not objected to by Purchaser. The Seller shall discharge at or prior to the closing any and all other mortgages, liens or encumbrances which affect the Project. The final owners title policy shall be delivered to Purchaser no later than thirty (30) days after Closing.

               7.3  Condition of Property.  Subject to the provisions of
          Section 8 herein, the Property and any portion thereof shall not have been destroyed or damaged by fire or other casualty, nor shall all or any portion of the Property be condemned, the subject of a condemnation proceeding, or threatened with condemnation.

               7.4  Material Adverse Change.  Subject to the provisions of
          Section 8 herein, Purchaser shall have determined that there has been no material adverse change in the condition or operation of the Property from that condition or operation represented to Purchaser.

     8.   Casualty and Condemnation

               8.1 Destruction and Condemnation. In the event of the complete or partial destruction or total or partial condemnation of the Building or the complete or partial destruction or total or partial condemnation of the Property prior to the Closing Date, at Purchaser's option, Purchaser may consummate the purchase of the Property, or may terminate this Agreement written notice to Seller provided within fifteen (15) days after Purchaser's receipt of notice of the occurrence of such destruction or condemnation. Purchaser shall be bound to purchase the Property for the Purchase Price as required by the terms hereof if Purchaser elects to consummate the purchase. Purchaser's election hereunder must be exercised within fifteen (15) days from the date
          Purchaser receives notice of such damage, destruction, or condemnation proceeding.

               8.2 Election to Close. If Purchaser elects to proceed with the purchase of the Property hereunder, all insurance or condemnation proceeds shall be paid to Purchaser (or assigned, if not yet collected), less only such monies actually expended by Seller to repair the damage to the extent such expenditure is approved in writing by Purchaser, which approval shall not be unreasonably withheld, and Purchaser shall receive a credit against the cash portion of the Purchase Price, in the event of a casualty loss, in the amount of Seller's deductible under its casualty insurance policy. If the insurance claims have not been settled, or the condemnation proceeds determined, Purchaser shall receive a credit at Closing against the cash portion of the Purchase Price in the amount of the repair costs or the loss of value of the condemned portion, as agreed upon by Purchaser and Seller, and Seller shall retain all insurance claims and condemnation proceeds.

               8.3 Risk of Loss. Except as otherwise provided herein, the risk of loss prior to Closing rests with Seller, and Seller hereby covenants to keep and maintain casualty insurance prior to the Closing Date in an amount not less than the full replacement cost of the Building.

     9.   Closing Provisions

               9.1 Closing. This purchase and sale transaction shall be closed on the Closing Date at the offices of the issuer of the Title Insurance, or such other place as Purchaser and Seller may mutually agree, or by mail.

               9.2 Closing Instruments. Purchaser and Seller shall each submit to the Escrow Agent such escrow instructions as the Escrow Agent reasonably requests or as they deem necessary or desirable, provided that such instructions are not in conflict with the terms of this Agreement.

               9.3 Purchaser's Funds and Documents. On or before the Closing Date, Purchaser shall cause to be delivered to the Escrow Agent, for delivery to Seller on the Closing
          Date, each of the following:

               (a) The sums specified in Section 2 herein, which sums are payable in cash, by certified or cashier's check, wire transfer, or otherwise immediately available federal funds.

               (b) All funds required of Purchaser by reason of the prorations and adjustments described herein and the obligations of Purchaser for costs and expenses as set forth herein.

               (c) A lease agreement to be executed by Purchaser and Seller, regarding Seller's retained use of 190 parking spaces within the parking garage located upon the Plymouth Plaza
          Property.
               (d) Any other instruments necessary or desirable to carry out the provisions of this Agreement.

               9.4 Seller's Instruments. On or before the Closing Date, Seller shall cause to be delivered to the Escrow Agent, for delivery to Purchaser on the Closing Date, each of the following:

               (a) A Special Warranty Deed, fully executed and acknowledged by Seller conveying title to the Property to Purchaser, subject only to the encumbrances approved by Purchaser hereunder.

               (b) A Bill of Sale fully executed by Seller, conveying to Purchaser with full warranties of title its fee simple interest in the Tangible Personal Property, free and clear of any liens, claims, and encumbrances of any kind whatsoever, except those approved by Purchaser in writing.

               (c) Any funds necessary to satisfy Seller's obligations arising from the prorations and adjustments described herein and for costs and expenses as set forth herein.

               (d) The originals of the Leases, Licenses, all warranties and guarantees affecting the Project, Plans, Permits, Contracts, and any other original documents requested by Purchaser, by assignments and assumptions in form that meet with the reasonable approval of Purchaser.

               (e)  A Certificate of Non-foreign Status acceptable to
          Purchaser.

               (f) A certificate confirming that the representations and warranties of Seller contained herein are true and accurate as of the Closing Date.

               (g) A fully executed Certificate Regarding Hazardous Substances in substantially the form attached hereto as Exhibit B.

               (h) Notice to tenants advising the tenants of the sale to Purchaser.

               (i)  Closing Statement including prorations provided herein.

               (j) Certificate evidencing that Seller and Sellers general partners are in good standing under the laws of their state of organization.

               (k) Partnership resolutions (and corporate resolutions of any corporate general partner of Seller), authorizing
          Seller's execution of all closing documents.

               (l) Affidavit regarding liens and possession, consistent with the terms of this Purchase and Sale Agreement, and sufficient to allow for the deletion of the standard exceptions of title relating to construction liens.

               (m) A lease agreement to be executed by Purchaser and Seller, regarding Seller's retained use of 190 parking spaces within the parking garage located upon the Plymouth Plaza
          Property, which lease shall be negotiated during the Inspection Period.
               (n) Any other instruments necessary to carry out the provisions of this Agreement.

               9.5 Other Matters Outside of Escrow. Seller shall deliver to Purchaser all keys to the Property on the Closing Date, but outside of Escrow. Legal possession of the Project shall be delivered to Purchaser on the date of Closing.
          It is understood that the Project is now occupied by various tenants under written leases, and occupancy of the Project shall be delivered to Purchaser upon closing subject to the rights of tenants. Closing documents may be executed in counterparts.

               9.6 Adjustments; Prorations on Closing. All rents, water and sewer use charges, current real estate taxes and personal property taxes, and service contract charges shall be prorated between the parties as of the date of closing.
          Accrued income and expense, including taxes, for the day of closing, shall accrue to the purchaser. Real and personal property taxes shall be prorated based upon taxes for 2002 if known, otherwise on the taxes for 2001.
          The Seller shall give the Purchaser a credit on the Closing Statement for prepaid rents. The Purchaser shall receive a credit for the tenant security deposits, plus interest if interest is required to be paid to the tenants under Florida law or under the applicable lease, at closing, or Purchaser shall receive cash in the amount thereof at closing. The Purchaser shall receive a credit for all deposits made by tenants for common area maintenance, taxes, insurance or any other deposits or payments made by the tenants under the tenant leases.
          The Seller shall pay all special assessments for work commenced or levied prior to the date of closing and Purchaser shall be responsible for all other special assessments. Rents for the month of closing shall be prorated to the extent collected, and if any rents are collected after closing for the month of closing, such shall be promptly prorated upon receipt. Delinquent rents, if and when collected by the Purchaser (Purchaser shall make a good faith effort to collect the same), shall remain the property of Seller and be remitted promptly to the Seller by the Purchaser from the first rents received from said delinquent tenants after current rents and other amounts paid.

               9.7 Assessments, Levies, and Charges. All assessments, levies, or charges for public improvements disclosed in writing to Purchaser and imposed against the Property by any governmental authority or which Seller has contracted to pay shall be assumed by Purchaser on the Closing Date. Purchaser shall not be liable to assume any payments of interest, penalties, or delinquency charges incurred by Seller or otherwise arising prior to the Closing Date.

               9.8  Costs of Closing

               9.8.1 Seller's Costs and Expenses. At Closing, Seller shall pay (i) documentary stamp and/or transfer taxes on the deed (ii) any real estate transfer taxes attributable to the transfer of the Property; (iii) the premium (at the promulgated rate, after application of any reissue credit available) for the Owner's Title Insurance Policy;
          and (iv) all attorneys' fees incurred by Seller with respect to negotiating this Agreement and in consummating the transaction contemplated herein.

               9.8.2 Purchaser's Costs and Expenses. At Closing, Purchaser shall pay (i) all recording costs and taxes incurred incident to the Purchaser's taking title to the Property subject to the loan documents held by Teachers;
          (ii), all fees and other costs charged by Teachers incident to Purchaser's taking title to the Property subject to the loan documents held by Teachers, as described herein, not to exceed $5,000; (iii) all recording costs of the deed and/or mortgage, if any; (iv) the cost of the Survey, if any, (v) all attorneys' fees incurred by Purchaser with respect to negotiating this Agreement and in consummating the transaction contemplated herein; and (vi) the real estate commission due Collier's Arnold. Purchaser shall also pay for, or reimburse Seller, for all commissions, or tenant improvement expenses, due to third parties not affiliated with Seller or Reed Development Company, incident to execution of new leases, or renewals of existing leases which occur prior to closing, of all or any portion of the Property, consistent with the terms set forth above.

     10.  Remedies

               10.1 Failure to Close. If, without breach by Seller or Purchaser, the contingencies and conditions to Closing are not and cannot be eliminated, satisfied, or waived within the time limits set forth herein, either party may either withdraw from and terminate this Agreement or waive the condition or portion thereof which cannot be satisfied and proceed with Closing. If terminated, this Agreement shall be deemed null and void, the Earnest
          Money shall be returned to Purchaser, and the Escrow shall be canceled.

               10.2 Seller's Breach. If Seller breaches this Agreement and fails to close the sale contemplated hereby through no fault of Purchaser, Purchaser shall be entitled, at Purchaser's election (a) to terminate its obligations to perform further under this Agreement and recover any and all damages; (b) to seek specific performance of this Agreement; and (c) to pursue any and all remedies in addition to or by way of alternative to the foregoing available at law or in equity. The Earnest Money, with interest, shall be refunded to Purchaser immediately upon demand.

               10.3 Purchaser's Breach. If Purchaser breaches this Agreement and fails to close the purchase contemplated hereby through no fault of Seller, Seller shall be entitled, as Seller's sole remedy to receive the Earnest Money paid or to be paid hereunder, and retain it as liquidated damages and not as a penalty.

     11.  General Provisions

               11.1 Possession. Purchaser shall be entitled to possession of the Property (subject to any existing leases) at Closing.
          On or before Closing, Seller shall deliver to the possession of Purchaser all the Tangible Personal
          Property and the Intangible Personal Property.

               11.2 Attorneys' Fees. In any proceeding brought to enforce this Agreement or to determine the rights of the parties under this Agreement, the prevailing party shall be entitled to collect, in addition to any judgment awarded by a court, a reasonable sum as attorneys' fees, and all costs and expenses incurred in connection with such a lawsuit, including attorneys' fees, expenses of litigation, and costs of appeal. For purposes of this Agreement, the prevailing party shall be that party in whose favor final judgment is rendered or who substantially prevails, if both parties are awarded judgment. The term "proceeding" shall mean and include arbitration, administrative, bankruptcy, and judicial proceedings including appeals.

               11.3 Assignability. Purchaser shall have the right to convey, transfer, or assign all or any part of its interest in the Property and its rights and privileges under the terms of this Agreement without the consent of Seller.

               11.4 Notices. All notices required or permitted hereunder shall be in writing and shall either be delivered in person or sent by certified or registered mail, return receipt requested, and shall be deemed received on the earlier of actual receipt or five days after being deposited in the mail, postage prepaid, addressed to Seller or Purchaser at the address set forth below:

                     Seller:             ABR Plymouth Plaza, Ltd.
                                         ABR Spectrum, Ltd.
                                         6630 Rowan Road
                                         New Port Richey, FL 34653

          With copy to
                    Seller's Attorney:  QUARLES & BRADY LLP
                                        Attn:  Leo J. Salvatori
                                        4501 North Tamiami Trail, Suite 300
                                        Naples, Florida 34103

                    Purchaser:          Decade Properties
                                        Attn:  Jeff Keierleber
                                        250 Patrick Blvd., Suite 140
                                        Brookville WI 53045

          With copy to
                    Purchaser's Attorney:    ________________
                                             ________________
                                             ________________

                    Notice of a change of address shall be given by written notice in the manner detailed above.

               11.5 Mutual Indemnification. Seller shall indemnify, defend, and hold Purchaser harmless from any and all loss, liability, damage, and expense (including attorneys' fees, expenses of litigation, and costs of appeal) which Purchaser may incur or suffer following Closing by reason of any material inaccuracy of any representation or material breach of any warranty or covenant of Seller contained in this Agreement. Purchaser shall indemnify, defend, and hold Seller harmless from any and all loss, liability, damage, and expense (including attorneys' fees, expenses of litigation, and costs of appeal) which Seller may incur or suffer following Closing by reason of any material inaccuracy of any representation or material breach of any warranty or covenant of Purchaser contained in this Agreement.

               11.6 Cooperation. Seller and Purchaser shall cooperate at all times from and after the date hereof with respect to the supplying of any information requested by the other regarding any of the matters set forth in this Agreement.
          Seller and Purchaser agree to execute any and all other instruments and documents as may be reasonably required in order to consummate the purchase and sale contemplated herein, and shall use their best efforts to accomplish
          Closing in accordance with the provisions of this Agreement.

               11.7 Binding Effect. The covenants, agreements, representations, and warranties contained herein shall extend to and be obligatory upon the successors and assigns of the respective parties hereto.

               11.8 Amendment. This Agreement may be amended only by written instrument executed by Seller and Purchaser.

               11.9 Entire Understanding. This Agreement, and the documents incorporated herein, embody the entire agreement between the parties with relation to the transactions contemplated hereby. There have been and are no covenants, agreements, representations, warranties, or restrictions between the parties with regard thereto other than those set forth herein or for which there has been provision made herein. The provisions of this Agreement cannot be waived except by written agreement of the party against whom a waiver shall be asserted. No waiver or consent to any breach or other default in the performance of any of the terms of this Agreement shall be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition hereof.

               11.10 Counterparts. This Agreement may be executed simultaneously in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

               11.11 Severability. The unenforceability, invalidity, illegality, or termination of any provision of this Agreement shall not render any other provision of this Agreement unenforceable, invalid, or illegal and shall not terminate this Agreement or impair the rights or obligations of the parties hereto.

               11.12 Captions. Section or paragraph titles or other headings contained in this Agreement are for convenience only and shall not be a part of this Agreement, or considered in its interpretation.

               11.13 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Florida.

               11.14 Radon Gas Disclosure. Florida law requires the following disclosure: "Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risk to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit."

               11.15 Disclosure. Purchaser does hereby disclose that Robert M. Reed II is a Florida licensed real estate broker.

               11.16 Tax-Deferred Exchange. Seller, Purchaser, or both, may wish to treat the transaction contemplated herein as part of a tax-deferred exchange under Section 1031 of the Internal Revenue Code. The parties hereto do hereby agree to cooperate with each other, and to execute such documents as the other may reasonably prescribe, in order to accomplish such tax=deferred exchange.

     12.  Expiration Date of Offer

               12.1 Expiration of Offer. The offer contained in this Agreement shall automatically expire, be rescinded, and be null and void if not accepted by Seller with five (5) days after delivery of this Agreement to Seller.

               12.2 Manner of Acceptance. Acceptance of this Agreement may be made only by execution hereof (or of a duplicate hereof) and delivery of the same to Purchaser within the time set forth in Paragraph 2.1.

          EXECUTED as of the day and year first above written.

WITNESSES:

Witness #1 (print name below)


Witness #2 (print name below)

SELLER

          ABR SPECTRUM, LTD., a Florida limited partnership
          (Corporate Seal)

     By:  REED DEVELOPMENT COMPANY, a Florida corporation, as General
     Partner

By: /s/ Robert M. Reed II
          Robert M. Reed, II, as President

Date:
Tax I.D. Number: 65-0364763

WITNESSES:

Witness #1 (print name below)

Witness #2 (print name below)

SELLER

      ABR PLYMOUTH PLAZA, LTD., a Florida limited partnership
      (Corporate Seal)

   By:  REED DEVELOPMENT COMPANY, a Florida corporation, as General
   Partner

   By: /s/ Robert M. Reed, II
      Robert M. Reed, II, as President

Date:

Tax I.D. Number: 65-0369722

WITNESSES:

Witness #1 (print name below)


Witness #2 (print name below)

PURCHASER

      (Corporate Seal)

      DECADE PROPERTIES, INC., a Wisconsin corporation

   By: /s/ Jeffrey Keierleber
    Jeffrey Keierleber
      Its: President

Date: 6/10/02

Tax I.D. Number: 39-1375152

RECEIPT

      Escrow Agent does hereby acknowledge receipt of the initial deposit monies described in Paragraph 2.2.2(a) herein, subject to clearance, this _____ day of May, 2002.

                                              QUARLES & BRADY LLP

                                         By:  /s/ Leo J. Salvatori
                                              Leo J. Salvatori, as
                                              general partner

EXHIBIT A

LEGAL DESCRIPTION


EXHIBIT B

SELLER'S CERTIFICATE

REGARDING HAZARDOUS SUBSTANCES

      The undersigned, ABR PLYMOUTH PLAZA, LTD., a Florida limited partnership, the "Seller" under the Purchase and Sale Agreement with DECADE PROPERTIES, INC., a Wisconsin corporation, as "Purchaser", dated May _____, 2002, (the "Agreement"), hereby certifies, represents, warrants, and covenants as follows:

        1. For purposes of this Certificate, "Hazardous Substance" shall mean and include any oil, hazardous substance, hazardous material, hazardous waste, pollutant, contaminant, dangerous waste, extremely hazardous waste, toxic waste, asbestos, or air pollution, as such terms or similar terms as now or hereafter defined, used, or understood in or under any federal, state, county, city, or other governmental statue, rule, ordinance, order, or regulation which relates in any way to the protection of the environment ("Environmental Laws").

        2. There is no Hazardous Substance in, upon, or buried in the real property described in Exhibit A attached hereto and incorporated herein by this reference (the "Real Property"), nor has any Hazardous Substance been emitted or released from the Real Property in violation of any Environmental Law.

        3. In no event shall Seller bring onto, store upon, bury, use upon, emit or release from, nor allow to be brought onto, stored upon, or emitted or released from the Real Property, any Hazardous Substance in violation of any Environmental Law.

        4. There are no underground storage tanks located on the Real Property, including storage tanks which contain or previously contained any Hazardous Substance.

        5. Seller shall indemnify and hold Purchaser and the successors and assigns, and the officers, directors, and agents, if any, thereof, and the Real Property and any improvements thereon, harmless from and against any claim, cost, damage, or expense, including attorneys' fees, response costs, and penalties, with respect to any breach of any certification, representation, warranty, or covenant contained herein.

        6. The certifications, representations, warranties, and covenants contained herein shall be made apart of the Agreement and all other documents relating to the Agreement, and shall survive any investigation by Purchaser, the closing of the transaction contemplated by the Agreement, and the exercise of any remedies by Purchaser in the event of a default under the Agreement or any document relating thereto, including without limitation foreclosure or obtaining title to the Real Property in lieu of foreclosure.

      Executed as of May ____, 2002.


   SELLER

      ABR PLYMOUTH PLAZA, LTD., a Florida limited partnership
      (Corporate Seal)

   By:  REED DEVELOPMENT COMPANY, a Florida corporation, as General
   Partner

   By: /s/ Robert M. Reed, II
      Robert M. Reed, II, as President

SELLER'S CERTIFICATE

REGARDING HAZARDOUS SUBSTANCES

      The undersigned, ABR SPECTRUM, LTD., a Florida limited partnership, the "Seller" under the Purchase and Sale Agreement with DECADE PROPERTIES, INC., a Wisconsin corporation, as "Purchaser", dated May _____, 2002, (the "Agreement"), hereby certifies, represents, warrants, and covenants as follows:

        1. For purposes of this Certificate, "Hazardous Substance" shall mean and include any oil, hazardous substance, hazardous material, hazardous waste, pollutant, contaminant, dangerous waste, extremely hazardous waste, toxic waste, asbestos, or air pollution, as such terms or similar terms as now or hereafter defined, used, or understood in or under any federal, state, county, city, or other governmental statue, rule, ordinance, order, or regulation which relates in any way to the protection of the environment
     ("Environmental Laws").

        2. There is no Hazardous Substance in, upon, or buried in the real property described in Exhibit A attached hereto and incorporated herein by this reference (the "Real Property"), nor has any Hazardous Substance been emitted or released from the Real Property in violation of any Environmental
     Law.

        3. In no event shall Seller bring onto, store upon, bury, use upon, emit or release from, nor allow to be brought onto, stored upon, or emitted or released from the Real
     Property, any Hazardous Substance in violation of any Environmental Law.

        4. There are no underground storage tanks located on the Real Property, including storage tanks which contain or previously contained any Hazardous Substance.

        5. Seller shall indemnify and hold Purchaser and the successors and assigns, and the officers, directors, and agents, if any, thereof, and the Real Property and any improvements thereon, harmless from and against any claim, cost, damage, or expense, including attorneys' fees, response costs, and penalties, with respect to any breach of any certification, representation, warranty, or covenant contained herein.

        6. The certifications, representations, warranties, and covenants contained herein shall be made apart of the Agreement and all other documents relating to the Agreement, and shall survive any investigation by Purchaser, the closing of the transaction contemplated by the Agreement, and the exercise of any remedies by Purchaser in the event of a default under the Agreement or any document relating thereto, including without limitation foreclosure or obtaining title to the Real Property in lieu of foreclosure.

      Executed as of May ____, 2002.

SELLER

      ABR SPECTRUM, LTD., a Florida limited partnership
      (Corporate Seal)

   By:  REED DEVELOPMENT COMPANY, a Florida corporation, as General
   Partner

   By: /s/ Robert M. Reed, II
      Robert M. Reed, II, as President

EXHIBIT C

PERMITTED EXCEPTIONS

Spectrum Property:

  1. Mortgage from ABR Spectrum, Ltd., in favor of First Union National Bank of Florida, recorded in official Record Book 4483, Page 2903, of the Public Records of Orange County, Florida.
  Said Mortgage was assigned to Teachers Insurance and Annuity Association of America by documents recorded in Official Record Book 5294, Page 908, of the Public Records of Orange County, Florida. Said Mortgage was then modified and restated in its entirety by instrument recorded in Official Record Book 5294, Pages 912, et seq., of the Public Records of Orange County, Florida.

  2. Restrictions, conditions, reservations, easements, and other matters contained on the Plat of Maitland Center, Section 3, as recorded in Plat Book 10, Page 10, of the Public Records of Orange County, Florida; as modified by that certain ordinance vacating easement recorded in Official Record Book 3739, Page 2080, of the Public Records of Orange County, Florida.

  3. Restrictive covenants contained in that certain Deed recorded June 12, 1981, in Official Record Book 3165, Page 272, of the Public Records of Orange County, Florida. The power to enforce said restrictive covenants was assigned, in part, to Maitland Center Property Owner's Association, Inc., by document recorded April 3, 1986, in Official Record Book 3768, Page 616, of the Public Records of Orange County, Florida. Said restrictive covenants were further modified by that certain Agreement and Consent recorded June 28, 1984, in Official Record Book 3523,
  Page 793, of the Public Records of Orange County, Florida.

  4. Covenants, conditions and restrictions recorded October 19, 1984 in Official Record Book 3567, Page 2575, of the Public
  Records of Orange County, Florida.

  5. Grant of easement recorded June 5, 1985 in Official Record Book 3649, Page 1433, of the Public Records of Orange County, Florida. Said grant of easement was modified by that certain Agreement and consent recorded June 28, 1984, in Official Record Book 3523, Page 793, of the Public Records of Orange County, Florida.

  6.   Drainage easement recorded November 18, 1985 in Official
  Record Book 3715, Page 65, of the Public Records of Orange
  County, Florida.

  7. Utility easement recorded November 18, 1985 in Official Record Book 3715 Page 69, of the Public Records of Orange County,
  Florida.

  8.   Easement in favor of Florida Power Corporation recorded
  October 30, 1986 in Official Record Book 3832, Page 667, of the
  Public Records of Orange County, Florida.

  9.   The rights of those tenants in possession.

  10. 2002 real estate taxes bearing Property Identification Number 26-21-29-5468-00094.

  11. This policy does not insure riparian or littoral rights, or the title to tidelands, sovereignty lands, or land now or formerly comprised in the shores or bottoms of navigable waters, or lying below the ordinary mean high watermark of Loch Lamond, as reflected on the survey of Teachers Insurance and Annuity Association of America premises prepared by Civil Design Group, Inc., last dated June 26, 1997, including lands created by filling of the bottoms of water bodies or water courses or by artificially extending natural uplands beyond the ordinary or mean high water line of a water body or water course.

  12. Assignment of Rents, Leases, Profits and Contracts, from ABR Spectrum, Ltd., in favor of First Union National Bank of
  Florida, recorded in Official Record Book 4483, Page 2928, of the Public Records of Orange County, Florida, to Teachers Insurance and Annuity Association of America. Said Assignment was assigned to Teachers Insurance and Annuity Association of America by instrument recorded in Official Record Book 5294,
  Page 1002, of the Public Records of Orange County, Florida. Said Assignment was modified and restated by document recorded in Official Record Book 5294, Page 1002, of the Public Records of Orange County, Florida.

  13. UCC-1 Financing Statement from ABR Spectrum, Ltd., in favor of First Union National Bank of Florida, recorded in Official
  Record Book 4483, Page 2938, of the Public Records of Orange County, Florida. Said Financing Statement was assigned to
  Teachers Insurance and Annuity Association of America by instrument recorded in Official Record Book 5294, Page 1018, of the Public Records of Orange County, Florida. Said Financing Statement was modified and restated by document recorded in Official Record Book 5294, Page 1018, of the Public Records of Orange County, Florida.

Plymouth Property:

  14. Easement in favor of Florida Power Corporation recorded in Official Record Book 6090, Page 835, of the Public Records of
  Pinellas County, Florida.

  15. Easement contained in that certain instrument recorded January 30, 1973, in Official Record Book 3986, Page 85, of the Public
  Records of Pinellas County, Florida.

  16. Easements in favor of the City of Clearwater recorded in Official Record Book 4223, Page 1502; Official Record Book 4442, Page 1147; Official Record Book 4595, Page 56; and Official
  Record Book 9524, Page 266, all of the Public Records of
  Pinellas County, Florida.

  17. Reciprocal easement agreement recorded in Official Record Book 4245, Page 1654; and in Official Record Book 4282, Page 1150, of the Public Records of Pinellas County, Florida.

  18. Reciprocal easement and parking agreement recorded in Official Record Book 4416, Page 98, of the Public Records of Pinellas
  County, Florida.

  19.  Restrictions contained in those deeds recorded in Official
  Record Book 4415, Page 1151; and in Official Record Book 4434,
  Page 842, of the Public Records of Pinellas County, Florida.

  20.  The rights of those tenants in possession.

  21.  2002 real estate taxes bearing Folio Number 30-28-16-00000-
  340-0100.

  22. Assignment of Rents, Leases, Profits and Contracts, from ABR Plymouth Plaza, Ltd., in favor of The Chase Manhattan Bank,
  N.A., recorded December 3, 1992, in Official Record Book 8108, Page 2202, of the Public Records of Pinellas County, Florida. Said Assignment was assigned to Teachers Insurance and Annuity Association of America by instrument recorded in Official Record Book 9788, Page 831, of the Public Records of Pinellas County, Florida. Said Assignment was modified and restated by document recorded in Official Record Book 9788, Page 928, of the Public Records of Pinellas County, Florida.

  23. UCC-1 Financing Statement from ABR Plymouth Plaza, Ltd., in favor of The Chase Manhattan Bank, N.A., recorded in Official Record Book 8108, Page 2214, of the Public Records of Pinellas County, Florida. Said Financing Statement was assigned to Teachers Insurance and Annuity Association of America by instrument recorded in Official Record Book 9788, Page 831, of the Public Records of Pinellas County, Florida. Said Financing Statement was modified and restated by document recorded in Official Record Book 9788, Page 944, of the Public Records of Pinellas County, Florida.

  24. Mortgage from ABR Plymouth Plaza, Ltd., a Florida limited partnership, in favor of The Chase Manhattan Bank, N.A., recorded in Official Record Book 8108, Page 2182, of the Public Records of Pinellas County, Florida. Said Mortgage was assigned to Teachers Insurance and Annuity Association of America by document recorded in Official Record Book 9788, Page 831, of the Public Records of Pinellas County, Florida. Said Mortgage was then modified and restated in its entirety by instrument recorded in Official Record Book 9788, Page 912, of the Public Records of Pinellas County, Florida.

  25. Lease in favor of ABR Plymouth Plaza, Ltd., for 190 parking spaces within the parking garage located upon the Plymouth Plaza Property, for use of the owner of the vacant lands now owned by ABR Plymouth Plaza, Ltd.

EXHIBIT 10.40

LETTERHEAD OF:
                      ABR Plymouth Plaza, Ltd.
                          ABR Spectrum, Ltd.
                           6630 Rowan Road
                      New Port Richey, FL 34653



                                     May 29, 2002




Mr. Jeff Keierleber, President
Decade Properties
250 Patrick Blvd., Suite 140
Brookville, WI  53045

     RE:     ABR Spectrum/ABR Plymouth Plaza sale to Decade
             Properties

Dear Mr. Keierleber:

     This letter will confirm our discussions with regard to the foregoing matter. This letter will confirm as follows:

1. The Purchase and Sales Agreement between our respective companies dated June 12, 2002 provides that the Inspection Period (as defined in the Purchase and Sale Agreement) expires 30 days after the Effective Date of that agreement. This letter will confirm that in the event that Teachers Insurance and Annuity Association of America has not yet consented to your assuming the existing loan documents held by Teachers encumbering the properties described in that agreement, or taking title to said properties subject to said loan documents, that the undersigned will be willing to extend the Inspection Period until the earlier of the date that Teachers grants their consent to the assumption/conveyance, or 45 days from the Effective Date.

2. As you also know, the closing of the transaction is scheduled to take place 45 days from the Effective Date. However, this letter will confirm that in the event that Teachers has not consented to your assumption of the loan documents or taking title subject to the loan documents, within the initial 30 day Inspection Period, and the Inspection Period is thus extended in accordance with the provisions set forth in the paragraphs set forth above, that closing shall take place 15 days after the conclusion of the extended Inspection Period.

Both the extension of the Inspection Period, and the extension of the date of closing, are available to you at your option, at no cost, expense or fee. All you need do is simply notify us in writing of the necessity of extending the Inspection Period and/or Closing Date in writing, as facts may then so warrant.

To signify your consent to the foregoing, I would appreciate your executing the duplicate copy of this letter and returning the same to me. We look forward to a mutually benefit closing of the transaction.

                                   Respectfully,

                                   ABR PLYMOUTH PLAZA, LTD., and
                                   ABR SPECTRUM, LTD.

                               By: /s/ Robert M. Reed
                                  Robert M. Reed, II, as
                                  President of Reed Development
                                  Company, a Florida corporation,
                                  as General Partner of both
                                  limited partnerships

                               CONSENTED AND AGREED:

                                  (Corporate Seal)
                                  DECADE PROPERTIES, INC., a
                                  Wisconsin corporation

                               By: /s/ Jeff Keierleber
                                  Jeff Keierleber, President

EXHIBIT 10.41

                       FIRST AMENDMENT TO
                  PURCHASE AND SALE AGREEMENT


     THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (the ("First Amendment") is made to be effective as of July 29, 2002, by and between ABR SPECTRUM, LTD., a Florida limited partnership, and ABR PLYMOUTH PLAZA, LTD., a Florida limited partnership (collectively, "Seller"), and DECADE COMPANIES INCOME PROPERTIES,
A LIMITED PARTNERSHIP, a Wisconsin limited partnership
("Purchaser").

                           BACKGROUND

     Seller and DECADE PROPERTIES, INC., a Wisconsin corporation ("Decade"), entered into that certain Purchase and Sale Agreement dated June 12, 2002; and thereafter amended by that certain letter dated May 29, 2002 (collectively, the "Agreement") for the purchase and sale of certain Property, which Property is comprised of the Spectrum, Property and the Plymouth Plaza Property. Decade assigned the Agreement to Purchaser by that certain Assignment of Purchase Agreement dated July 25, 2002. Seller and Purchaser now desire to modify and amend the Agreement.

                            AGREEMENT

     NOW, THEREFORE, for and in consideration of the sum of Ten and No/100ths Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and anything to the contrary contained in the Agreement notwithstanding, the parties hereto agree as follows:

     1. Purchase Price/Allocation. The Purchase Price is hereby adjusted to be (a) the principal balance of the existing loan (the "Teachers' Loan") as of the Closing Date, plus (b) $125,000.00.
The Purchase Price shall be allocated as follows:

          (y)  Spectrum Property (total):        $5,219,969.05

               (i)   Real Property and Building:  $4,969,969.05
               (ii)  Tangible Personal Prop:      $  250,000.00
               (iii) Intangible Personal Prop:    $        0.00

          (z)  Plymouth Plaza Property (total):   $5,000,000.00

               (i)   Real Property and Building:  $4,800,000.00
               (ii)  Tangible Personal Prop;      $  200,000.00
               (iii) Intangible Personal Prop:    $        0.00

     2. Earnest Money. Seller and Purchaser agree that (a) the initial Earnest Money deposit shall be refundable through the Closing Date; (b) at Closing, the initial Earnest Money deposit hall be refunded to Decade as all of Purchaser's amounts to be aid at Closing shall be delivered by Purchaser; and (c) Purchaser shall not be required to post into escrow the additional deposit required pursuant to Section 2.2(b) of the Agreement.

     3. Inspection Period. Seller and Purchaser acknowledge that the Inspection Period shall expire at 5:00 p.m. on July 30, 2002.

     4. Plymouth Plaza Vacant Property. Seller and Purchaser a agree that, at Closing, Seller shall retain title to a portion (the "Vacant Plymouth Plaza Parcel") of the Plymouth Plaza Property which Vacant Plymouth Plaza Parcel is more particularly described by sketch on Exhibit "A-1" attached hereto and by legal description on Exhibit "A-2" attached hereto. The Vacant Plymouth Plaza Parcel shall be excluded from the Property at Closing.

     5. Plymouth Plaza Property Cross Easements. By a reciprocal easement document to be executed at Closing (a) Purchaser shall grant to Seller for the benefit of the Vacant Plymouth Plaza Parcel, and (b) Seller shall grant to Purchaser for the benefit of the Plymouth Plaza Property, cross vehicular and pedestrian ingress an egress easements over and across all of the paved areas at any time located upon either the Plymouth Plaza Property or the Vacant Plymouth Plaza Parcel, all upon terms to be incorporated into an easement document mutually acceptable to Seller and Purchaser. Purchaser agrees that this reciprocal easement shall be a Permitted Exception.

     6. Plymouth Plaza Parking Garage Lease. The lease contemplated by Section 9.4(m) of the Agreement shall (a) confirm that the number of parking spaces (the "Leased Spaces") within the existing parking garage (the "Garage") to which Seller shall retain use after Closing in conjunction with the prospective development of the Vacant Plymouth Plaza Parcel is hereby adjusted to be 167 spaces; provided, however, in the event Seller, or Seller's successor(s), construct a building (the "New Building") containing less than 90,000 rentable square feet, on Vacant Plymouth Plaza Parcel, then the total number of Leased Spaces shall automatically be adjusted to be 1.8 parking spaces per 1,000 rentable square feet within the New Building; (b) provide that Seller shall pay at all times during the term of the lease for such retained use of the Leased Spaces the then-current market rate for such spaces being charged by Purchaser to new building tenants in the Plymouth Plaza Property; and (c) memorialize Seller's agreement to cause, at Seller's sole cost, all improvements to the existing elevator shaft situated in the Garage (which was not built-out during initial construction of the Garage), including, without limitation, installation of an elevator and all attendant mechanical parts, in the event any governmental authority requires this elevator to be operational for Seller to use the Leased Spaces.

     7. Spectrum Property/Sinkhole Repair. Seller, at Seller's sole cost, shall, within thirty (30) days after the Closing repair the existing sinkhole located at the Spectrum Property to a condition reasonably acceptable to Purchaser. This Section shall survive the Closing.

     8. Tenant Estoppel Certificates/Notice to Tenants. Seller, at Seller's sole cost, shall, within thirty (30) days after the Closing, (a) deliver to all existing tenants at the Property the notice to Tenants contemplated by Section 9.4 (h) of the Agreement, and (b) obtain from such existing tenants at the Property executed estoppel certificates in form and content identical to the form attached hereto as Exhibit "B". This Section shall survive the Closing.

     9. Defined Terms. All capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement.

     10. Further Modification. Except as modified herein, all other terms, conditions and covenants of the Agreement shall remain the same and in full force and effect.

     IN WITNESS WHEREOF, this First Amendment has been duly executed as of the day and year first above-written.

Signed, sealed and delivered
in the presence of:              ABR SPECTRUM, LTD.,
                                 a Florida limited partnership


                                 By:  REED DEVELOPMENT COMPANY,
                                 a Florida corporation, as
                                 General Partner

                                 By: /s/ Robert M. Reed, II
                                 Robert M. Reed, II, President



               [SIGNATURES CONTINUED ON FOLLOWING PAGES]

                           Exhibit "A"

               (TO BE ATTACHED PRIOR TO EXECUTION)

EXHIBIT 10.42

This Consolidation and Renewal Promissory Note consolidates and renews that certain Consolidation Promissory Note dated of even date herewith in the original principal amount of $10,230,951.88 and that certain Future Advance Promissory Note dated of even date herewith in the original principal amount of $619,048.12. Documentary stamp taxes were paid upon both notes upon the recording of that certain Assumption Agreement and Consolidation, Renewal and Restatement of Mortgages and Security Agreements and Assignments of Leases and Rents and Spreader Agreement and Notice of Future Advance (the "Assumption Agreement"). Therefore, pursuant to section 201.09 of the Florida Statutes and Rule 12B-4.013(33), Florida Administrative Code, no additional documentary stamps and intangible taxes are due on this Renewal Note.



                                                  TIAA Appl. #881
                                                    M - 000427300


                     RENEWAL PROMISSORY NOTE

$10,850,000                                       Naples, Florida
                                             Dated:  July 1, 1997

     FOR VALUE RECEIVED, ABR SPECTRUM, LTD., a Florida limited partnership, having its principal place of business at 4102B Quixote Blvd., Tampa, Florida 33613, and ABR PLYMOUTH PLAZA, LTD., a Florida partnership, having its principal place of business at 4l02B Quixote Blvd., Tampa, Florida 33613 (collectively, "Borrower") jointly and severally promise to pay to TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA ("Lender"), a New York corporation, or order, at Lender's offices at 730 Third Avenue, New York, New York 10017 or at such other place as Lender designates in writing, the principal sum of TEN MILLION EIGHT HUNDRED FIFTY THOUSAND AND N0/100 DOLLARS ($10,850,000.00) (the principal sum or so much of the principal sum as may be advanced and outstanding from time to time, the "Principal"), in lawful money of the United States of America, with interest on the Principal from the date of this Promissory Note (this Note") through and including August 1, 2007 (the "Maturity Date") at the fixed rate of eight and forty-six hundredths percent (8.46%) per annum (the "Fixed Interest Rate").

     This Note is secured by, among other things, the Mortgage, "Mortgage" (as defined in Assumption Agreement). All capitalized terms not expressly defined in this Note will have the definitions set forth in the Mortgage.

     Section 1.  Payments of Principal and Fixed Interest.

     (a)  Borrower will make monthly installment payments ("Debt
Service Payments") follows:

          (i) On July 1, 1997, a payment of accrued interest on the Principal at the Fixed Interest Rate; and

         (ii) On September 1, 1997 and on the first day of each succeeding calendar month through and including July 1, 2007, payments in the amount of Eighty Seven Thousand Seventy-Four and 87/00 Dollars ($87,074.87), each of which will be applied first to interest on the Principal at the Fixed Interest Rate and then to the Principal.

     (b) On the Maturity Date, Borrower will pay the Principal in full together with accrued interest at the Fixed Interest Rate and all other amounts due under the Loan Documents.

     Section 2.  Prepayment Provisions.

     (a)  The following definitions apply:

     "Discount Rate" means the yield on a U.S. Treasury issue selected by Lender, as published in the Wall Street Journal, two weeks prior to prepayment, having a maturity date corresponding (or most closely corresponding, if not identical) to the Maturity Date, and a coupon rate corresponding (or most closely corresponding, if not identical) to the Fixed Interest Rate.

     "Default Discount Rate" means the Discount Rate less 300 basis points.

     "Discounted Value" means the Discounted Value of a Note
     Payment based on the following formula:

            NP
       (1 + R/12)n   =     Discounted Value

       NP       =          Amount of Note Payment


       R        =          Discount Rate or Default Discount Rate
                           as the case may be.

       n        =          The number of months between the date
                           of prepayment and the scheduled date
                           of the Note Payment being discounted
                           rounded to the nearest integer.

     "Note Payments" means (i) the scheduled Debt Service
     Payments for the period from the date of prepayment through the Maturity Date and (ii) the scheduled repayment of Principal, if any, on the Maturity Date.

     "Prepayment Date Principal" means the Principal on the date of prepayment.
     (b) This Note may not be prepaid in full or in part before July 1, 2002 (the "Lockout Expiration Date"). Commencing on the Lockout Expiration Date, provided there is no Event of Default, Borrower may prepay this Note in full, but not in part, on the first day of any calendar month, upon 90 days prior notice to Lender and upon payment in full of all amounts payable under the Loan Documents (the "Monetary Obligations") which will include a payment (the "Prepayment Premium") equal to the greater of an amount equal to the product of 2% times the Prepayment Date Principal and (ii) the amount by which the sum of the Discounted Values of Note Payments, calculated at the Discount Rate, exceeds the Prepayment Date Principal. Provided there is no Event of Default, this Note may be prepaid in full without payment of the repayment Premium during the last 180 days of the Term. This Note may not be prepaid without simultaneous prepayment in full of any other notes secured by the Loan Documents.

     (c) After an Event of Default and Acceleration, or upon any prepayment not permitted by the Loan Documents, any tender of payment of the amount necessary to satisfy all or any part of the Monetary Obligations, any decree of foreclosure, any statement of the amount due at the time of foreclosure and any tender of payment during any redemption period after foreclosure, will include an amount (the "Evasion Premium") equal to the greater of (i) an amount equal to the product of 2% plus 300 basis points times the Prepayment Date Principal, and (ii) the amount by which the sum of the Discounted Values of the Note Payments, calculated at the Default Discount Rate, exceeds the Prepayment Date Principal.

     (d)  Borrower acknowledges that:

          (i)  a prepayment will cause damage to Lender;

         (ii)  the Evasion Premium is intended to compensate
     Lender for the loss of its investment and the expense incurred and time and effort associated with making the Loan, which will not be fully repaid if the Loan is prepaid;

        (iii) it will be extremely difficult and impractical to ascertain the extent of Lender's damages caused by a prepayment after an Event of Default or any other prepayment not permitted by the Loan Documents; and

         (iv)  the Evasion Premium represents Lender and
     Borrower's reasonable estimate of Lender's damages for the prepayment and is not a penalty.

     Section 3.  Events of Default:

     (a)  It is an "Event of Default" under this Note:

          (i) if Borrower fails to pay any amount due, as and when required, under this Note or any other Loan Document and the failure continues for a period of 5 days, provided that if Borrower fails twice in any 12-month period to make a Debt Service Payment, as and when required, then any additional failure to make a Debt Service Payment, as and when required, will be an immediate Event of Default without any grace period; or

         (ii)  if an Event of Default occurs under any other Loan
     Document.

     (b) If an Event of Default occurs, Lender may declare all or any portion of the Monetary Obligations immediately due and payable ("Acceleration") and exercise any of the other Remedies.

     Section 4. Default Rate. Interest on the Principal will accrue at the Default Interest Rate from the date an Event of Default occurs.

     Section 5.  Late Charges.

     (a) If Borrower fails to pay any Debt Service Payment when due and the failure continues for a period of 5 days or more or fails to pay any amount due under the Loan Documents on the Maturity Date, Borrower agrees to pay to Lender an amount (a "Late Charge") equal to five cents ($.05) for each one dollar ($1.00) of the delinquent payment.

     (b)  Borrower acknowledges that:

          (i)  a delinquent payment will cause damage to Lender;

         (ii) the Late Charge is intended to compensate Lender for loss of use of the delinquent payment and the expense incurred and time and effort associated with recovering the delinquent payment;

        (iii) it will be extremely difficult and impractical to ascertain the extent of Lender's damages caused by the delinquency; and

         (iv) the Late Charge represents Lender and Borrower's reasonable estimate of Lender's damages from the delinquency and is not a penalty.

     Section 6. Limitation of Liability. This Note is subject to the limitations on liability set forth in the Article of the Mortgage entitled "Limitation of Liability".

     Section 7. WAIVERS. IN ADDITION TO THE WAIVERS SET FORTH IN THE ARTICLE OF THE MORTGAGE ENTITLED "WAIVERS", BORROWER WAIVES PRESENTMENT FOR PAYMENT, DEMAND, DISHONOR AND, EXCEPT AS EXPRESSLY SET FORTH IN THE LOAN DOCUMENTS, NOTICE OF ANY OF THE FOREGOING. BORROWER FURTHER WAIVES ANY PROTEST, LACK OF DILIGENCE OR DELAY IN COLLECTION OF THE MONETARY OBLIGATIONS OR ENFORCEMENT OF THE LOAN DOCUMENTS. BORROWER AND ALL INDORSERS, SURETIES AND GUARANTORS OF THE OBLIGATIONS CONSENT TO ANY EXTENSIONS OF TIME, RENEWALS, WAIVERS AND MODIFICATIONS THAT LENDER MAY GRANT WITH RESPECT TO THE OBLIGATIONS AND TO THE LEASE OF ANY SECURITY FOR THIS NOTE AND AGREE THAT ADDITIONAL MAKERS MAY BECOME PARTIES TO THIS NOTE AND ADDITIONAL INDORSERS, GUARANTORS OR SURETIES MAY BE ADDED WITHOUT NOTICE AND WITHOUT AFFECTING THE LIABILITY OF THE ORIGINAL MAKER OR ANY ORIGINAL INDORSER, SURETY OR GUARANTOR.

     Section 8. Commercial Loan. The Loan is made for the purpose of carrying on a business or commercial activity or acquiring real or personal property as an investment or carrying on an investment activity and not for personal or household purposes.

     Section 9. Usury Limitations. Borrower and Lender intend to comply with all Laws with respect to the charging and receiving of interest. Any amounts charged or received by Lender or the use or forbearance of the Principal to the extent permitted by Law, will be amortized and read throughout the Term until payment in full so that the rate or amount of interest charged or received by Lender on account the Principal does not exceed the Maximum Interest Rate. If amount charged or received under the Loan Documents that is deemed to be interest is determined to be in excess of the amount permitted to be charged or received at the Maximum Interest Rate, the excess will be deemed to be a prepayment of Principal when paid, without premium, and any portion of the excess not capable of being so applied will be refunded to Borrower. If during the Term the Maximum Interest Rate, if any, is eliminated, then for purposes of the Loan, there will be no Maximum Interest Rate.

     Section 10. Applicable Law. This Note is governed by and will be construed in accordance with the Laws of the State of New
York without regard to conflict of law provisions.

     Section 11. Time of the Essence. Time is of the essence with respect to the payment and performance of the Obligations.

     Section 12. Cross-Default. A default under any other note now or hereafter secured by the Loan Documents or under any loan document related to such other note constitutes a default under this Note and under the other Loan Documents. When the default under the other note constitutes an Event of Default under that note or the related loan document, an Event of Default also will exist under this Note and the other Loan Documents.

     Section 13. Construction. Unless expressly provided otherwise in this Note, this Note will be construed in accordance with the Exhibit attached to the Mortgage entitled "Rules of Construction".

     Section 14. Mortgage Provisions Incorporated. To the extent not otherwise set forth in this Note, the provisions of the Articles of the Mortgage entitled "Expenses and Duty to Defend", "Waivers", "Notices", and "Miscellaneous" are applicable to this Note and deemed incorporated by reference as if set forth at length in this Note.

     Section 15. Joint and Several Liability; Successors and Assigns. If Maker consists of more than one entity, the obligations and liabilities of each such entity will be joint and several. This Note binds Borrower and its successors, assigns, heirs, administrators, executors, agents and resentatives and inures to the benefit of Lender and its successors, assigns, heirs, administrators, executors, agents and representatives.

     Section 16. Absolute Obligation. Except for the Section of this Note entitled "Limitation of Liability", no reference in this Note to the other Loan Documents and no other provision of this Note or of the other Loan Documents will impair or alter the obligation of Borrower, which absolute and unconditional, to pay the Principal, interest at the Fixed Interest Rate and any other amounts due and payable under this Note, as and when required.

     Section 17. Consolidation and Renewal of Notes. This Note represents the renewal and consolidation of the indebtedness evidenced by that certain Consolidation Note executed by Borrower in favor of Lender as of even date herewith and that certain Future Advance Promissory Note executed by Borrower in favor of Lender as of even date herewith without enlargement of the principal balance thereof.

     IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the date st set forth above.

                           ABR SPECTRUM, LTD., a Florida limited
                           partnership

                           By:  /s/ Robert M. Reed
                              Robert M. Reed, II, Managing
                              General Partner

                           ABR PLYMOUTH PLAZA, LTD., a Florida
                           limited partnership

                           By:  /s/ Robert M. Reed
                              Robert M. Reed, II, Managing
                              General Partner

EXHIBIT 10.43

This Consolidated Promissory Note consolidates that certain Real Estate Promissory Note dated October 30, 1992 in the original principal amount of $8,048,000 and that certain Promissory Note dated November 23, 1992 in the original principal amount of $2,896,000.

                                                 TIAA Appl. #881
                                                   M - 000427300

                 CONSOLIDATED PROMISSORY NOTE

$10,230,951.88                                    Naples, Florida
                                             Dated:  July 1, 1997

     FOR VALUE RECEIVED, ABR SPECTRUM, LTD., a Florida limited partnership, having its principal place of business at 4102B Quixote Blvd., Tampa, Florida 33613, and ABR PLYMOUTH PLAZA, LTD., a Florida partnership, having its principal place of business at 4102B Quixote Blvd., Tampa, Florida 33613 (collectively, "Borrower") jointly and severally promise to pay to TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA ("Lender"), a New York corporation, or order, at Lender's offices at 730 Third Avenue, New York, New York 10017 or at such other place as Lender designates in writing, the principal sum of TEN MILLION TWO HUNDRED THIRTY THOUSAND NINE HUNDRED FIFTY-ONE AND 88/100 DOLLARS ($10,230,951.88) (the principal sum or so much of the principal sum as may be advanced and outstanding from time to time, the "Principal"), in lawful money of the United States of America, with interest on the Principal from the date of this Promissory Note (this "Note") through and including August 1, 2007 (the "Maturity Date") at the fixed rate of eight and forty-six hundredths percent (8.46%) per annum. (the "Fixed Interest Rate").

     This Note is secured by, among other things, the Consolidated Mortgage as that term is defined in that certain Assumption Agreement and Consolidation, Renewal and Restatement of Mortgages and Security Agreements and Assignments of Leases and Rents and Spreader Agreement and Notice of Future Advance (the "Assumption Agreement") executed by the parties and recorded concurrently herewith (the "Mortgage") the date of this Note made by Borrower for the benefit of Lender as security for the Loan. All capitalized terms not expressly defined this Note will have the definitions set forth in the Mortgage.



_____________________

Documentary stamp taxes in the amount of $35,808.33 have been paid on the mortgage concurrently with the execution and delivery hereof.

     Section 1.  Payments of Principal and Fixed Interest.

     (a)  Borrower will make monthly installment payments ("Debt
Service Payments") as follows:

          (i) On July 1, 1997, a payment of accrued interest on the Principal at the Fixed Interest Rate; and

          (ii) On September 1, 1997 and on the first day of each succeeding calendar month through and including July 1, 2007, payments in the amount of _____________________
          Dollars ($82,103.78), each of which will be applied first to interest on the Principal at the Fixed Interest Rate and then to the Principal.

     (b) On the Maturity Date, Borrower will pay the Principal in full together with accrued interest at the Fixed Interest Rate and all other amounts due under the Loan Documents.

     Section 2.  Prepayment Provisions.

     (a)  The following definitions apply:

     "Discount Rate" means the yield on a U.S. Treasury issue selected by Lender, as published in the Wall Street Journal, two weeks prior to prepayment, having a maturity date corresponding (or most closely corresponding, if not identical) to the Maturity Date, and a coupon rate corresponding (or most closely corresponding, if not identical) to the Fixed Interest Rate.

     "Default Discount Rate" means the Discount Rate less 300 basis points.

     "Discounted Value" means the Discounted Value of a Note
     Payment based on the following formula:

            NP
        (1 + R/12)n   =   Discounted Value

            NP        =   Amount of Note Payment

            R         =   Discount Rate or Default Discount Rate
                          as the case may be.

            n         =   The number of months between the date
                          of prepayment and the scheduled date of
                          the Note Payment being discounted
                          rounded to the nearest integer.

     "Note Payments" means (i) the scheduled Debt Service
     Payments for the period from the date of prepayment through the Maturity Date and (ii) the scheduled repayment of Principal, if any, on the Maturity Date.
     "Prepayment Date Principal" means the Principal on the date of prepayment.

     (b) This Note may not be prepaid in full or in part before July 1, 2002 (the "Lockout Expiration Date"). Commencing on the Lockout Expiration Date, provided there is no Event of Default, Borrower may prepay this Note in full, but not in part, on the first day of any calendar month, upon 90 days prior notice to Lender and upon payment in full of all amounts payable under the Loan Documents (the "Monetary Obligations") which will include a payment (the Prepayment Premium) equal to the greater of an amount equal to the product of 2% times the Prepayment Date Principal and
(ii) the amount by which the sum of the Discounted Values of Note Payments, calculated at the Discount Rate, exceeds the Prepayment Date Principal. Provided there is no Event of Default, this Note may be prepaid in full without payment of the Prepayment Premium during the last 180 days of the Term. This Note may not be prepaid simultaneous prepayment in full of any other notes secured by the Loan Documents.

     (c) After an Event of Default and Acceleration, or upon any prepayment not permitted by the Loan Documents, any tender of payment of the amount necessary to satisfy all or any part of the Monetary Obligations, any decree of foreclosure, any statement of the amount due at the time of foreclosure and any tender of payment during any redemption period after foreclosure, will include an amount (the "Evasion Premium") equal to the greater of (i) an amount equal to the product of 2% plus 300 basis points times the Prepayment Date Principal, and (ii) the amount by which the sum of the Discounted Values of the Note Payments, calculated at the Default Discount Rate, exceeds the Prepayment Date Principal.

     (d)  Borrower acknowledges that:

          (i)    a prepayment will cause damage to Lender;

          (ii)   the Evasion Premium is intended to compensate
     Lender for the loss of its investment and the expense incurred and time and effort associated with making the Loan, which will not be fully repaid if the Loan is prepaid;

          (iii) it will be extremely difficult and impractical to ascertain the extent of Lender's damages caused by a prepayment after an Event of Default or any other prepayment not permitted by the Loan Documents; and

          (iv)   the Evasion Premium represents Lender and
     Borrower's reasonable estimate of Lender's damages for the prepayment and is not a penalty.

     Section 3.  Events of Default:

     (a)  It is an "Event of Default" under this Note:


         (i) if Borrower fails to pay any amount due, as and when required, under this Note or any other Loan Document and the failure continues for a period of 5 days, provided that if Borrower fails twice in any 12-month period to make a Debt Service Payment, as and when required, then any additional failure to make a Debt Service Payment, as and when required, will be an immediate Event of Default without any grace period; or

          (ii)  if an Event of Default occurs under any other
     Loan Document.

     (b) If an Event of Default occurs, Lender may declare all or any portion of the Monetary Obligations immediately due and payable ("Acceleration") and exercise any of the other Remedies.

     Section 4. Default Rate. Interest on the Principal will accrue at the Default Interest Rate from the date an Event of Default occurs.

     Section 5.  Late Charges.

     (a) If Borrower fails to pay any Debt Service Payment, when due and the failure continues for a period of 5 days or more or fails to pay any amount due under the Loan Documents on the Maturity Date, Borrower agrees to pay to Lender an amount (a "Late Charge") equal to five cents ($.05) for each one dollar ($1.00) of the delinquent payment.

     (b)  Borrower acknowledges that:

          (i)   a delinquent payment will cause damage to Lender;

          (ii) the Late Charge is intended to compensate Lender for loss of use of the delinquent payment and the expense incurred and time and effort associated with recovering the delinquent payment;

          (iii) it will be extremely difficult and impractical, to ascertain the extent of Lender's damages caused by the delinquency; and

          (iv) the Late Charge represents Lender and Borrower's reasonable estimate of Lender's damages from the delinquency and is not a penalty.

     Section 6. Limitation of Liability. This Note is subject to the limitations on liability set forth in the Article of the Mortgage entitled "Limitation of Liability".

     Section 7. WAIVERS. IN ADDITION TO THE WAIVERS SET FORTH IN THE ARTICLE OF THE MORTGAGE ENTITLED "WAIVERS", BORROWER WAIVES PRESENTMENT FOR PAYMENT, DEMAND, DISHONOR AND, EXCEPT AS EXPRESSLY SET FORTH IN THE LOAN DOCUMENTS, NOTICE OF ANY OF THE FOREGOING. BORROWER FURTHER WAIVES ANY PROTEST, LACK OF DILIGENCE OR DELAY IN COLLECTION OF THE MONETARY OBLIGATIONS OR
ENFORCEMENT OF THE LOAN DOCUMENTS BORROWER AND ALL INDORSERS, SURETIES AND GUARANTORS OF THE OBLIGATIONS CONSENT TO ANY EXTENSIONS OF TIME, RENEWALS, WAIVERS AND MODIFICATIONS THAT LENDER MAY GRANT WITH RESPECT TO THE OBLIGATIONS AND TO THE RELEASE OF ANY SECURITY FOR THIS NOTE AND AGREE THAT ADDITIONAL MAKERS MAY BECOME PARTIES TO THIS NOTE AND ADDITIONAL INDORSERS, GUARANTORS OR SURETIES MAY BE ADDED WITHOUT NOTICE AND WITHOUT AFFECTING THE LIABILITY OF THE ORIGINAL MAKER OR ANY ORIGINAL INDORSER, SURETY OR GUARANTOR.

     Section 8. Commercial Loan. The Loan is made for the purpose of carrying on a business or commercial activity or acquiring real or personal property as an investment or carrying on an investment activity and not for personal or household purposes.

     Section 9. Usury Limitations. Borrower and Lender intend to comply with all Laws with respect to the charging and receiving of interest. Any amounts charged or received by Lender for the use or forbearance of the Principal to the extent permitted by Law, will be amortized and read throughout the Term until payment in full so that the rate or amount of interest charged or received by Lender on account the Principal does not exceed the Maximum Interest Rate. If any amount charged or received under the Loan Documents that is deemed to be interest is determined to be in excess of the amount permitted to be charged or received at the Maximum Interest Rate, the excess will be deemed to be a prepayment of Principal when paid, without premium, and any portion of the excess not capable of being so applied will be refunded to Borrower. If during the Term the Maximum Interest Rate, if any, is eliminated, then for purposes the Loan, there will be no Maximum Interest Rate.

     Section 10. Applicable Law. This Note is governed by and will be construed in accordance with the Laws of the State of New
York without regard to conflict of law provisions.

     Section 11. Time of the Essence. Time is of the essence with respect to the payment and performance of the Obligations.

     Section 12. Cross-Default. A default under any other note now or hereafter secured by the Loan Documents or under any loan document related to such other note constitutes a default under this Note and under the other Loan Documents. When the default under the other note constitutes an Event of Default under that note or the related loan document, an Event of Default also will exist under this Note and the other Loan Documents.

     Section 13. Construction. Unless expressly provided otherwise in this Note, this Note vill be construed in accordance with the Exhibit attached to the Mortgage entitled "Rules of Construction".

     Section 14. Mortgage Provisions Incorporated. To the extent not otherwise set forth in this Note, the provisions of the Articles of the Mortgage entitled "Expenses and Duty to Defend", "Waivers", "Notices", and "Miscellaneous" are applicable to this Note and deemed incorporated by reference as if set forth at length in this Note.

     Section 15. Joint and Several Liability; Successors and Assigns. If Maker consists of more than one entity, the obligations and liabilities of each such entity will be joint and several. This Note binds Borrower and successors, assigns, heirs, administrators, executors, agents and representatives and inures to the benefit of Lender and its successors, assigns, heirs, administrators, executors, agents and representatives.

     Section 16. Absolute Obligation. Except for the Section of this Note entitled "Limitation of Liability", no reference in this Note to the other Loan Documents and no other provision of this Note or of the other Loan Documents will impair or alter the obligation of Borrower, which is absolute and unconditional, to pay the Principal, interest at the Fixed Interest Rate and any other amounts due and payable under this Note, as and when required.

     Section 17. Consolidation and Renewal of Notes. This Consolidated Promissory Note consolidates that certain Real Estate Promissory Note dated October 30, 1992 in the original principal amount of $8,048,000 executed by ABR Spectrum, Ltd., in favor of First Union National Bank of Florida, a national banking association, and that certain Promissory Note dated November 23, 1992 in the original principal amount of $2,896,000 executed by ABR Plymouth Plaza, Ltd., in favor of The Chase Manhattan Bank, N.A., a national banking association.

     IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the date first set forth above.

                            ABR SPECTRUM, LTD., a Florida limited
                            partnership

                            By:  /s/ Robert M. Reed
                               Robert M. Reed, II, Managing
                               General Partner


                            ABR PLYMOUTH PLAZA, LTD., a Florida
                            limited partnership

                            By: /s/ Robert M. Reed
                               Robert M. Reed, II, Managing
                               General Partner


EXHIBIT 10.44

                                                TIAA Appl. #881
                                                  M - 000427300

                 FUTURE ADVANCE PROMISSORY NOTE

$619,048.12                                     Naples, Florida
                                            Dated: July 1, 1997

     FOR VALUE RECEIVED, ABR SPECTRUM LTD., and ABR PLYMOUTH PLAZA, LTD., each a Florida limited partnership, having its principal place of business at 4102B Quixote Boulevard, Tampa, Florida 33613 (collectively, "Borrower"), jointly and severally, promise to pay to TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA ("Lender"), a New York corporation, or order, at Lender's offices at 730 Third Avenue, New York, New York 10017 or at such other place as Lender designates in writing, the principal sum of SIX HUNDRED NINETEEN THOUSAND FORTY-EIGHT AND 12/100 DOLLARS ($619,048.12) (the principal sum or so much of the principal sum as may be advanced and outstanding from time to time, the "Principal"), in lawful money of the United States of America, with interest on the Principal from the date of this Promissory Note (this "Note") through and including August 1, 2007 (the "Maturity Date") at the fixed rate of eight and forty-six hundredths percent (8.46%) per annum. (the "Fixed Interest Rate").

     This Note is secured by, among other things, the Consolidated Mortgage as this term is defined in that certain Assumption Agreement and Consolidation, Renewal and Restatement of Mortgages and Security Agreements and Assignments of Leases and Rents and Spreader Agreement and Notice of Future Advance (the "Assumption Agreement") executed by the parties currently herewith and recorded (collectively the "Mortgage") the date of this Note made by Borrower for the benefit of Lender as security for the Loan. All capitalized terms not expressly defined in this Note will have the definitions set forth in the Mortgage.

     Section 1.  Payments of Principal and Fixed Interest.

     (a)  Borrower will make monthly installment payments ("Debt
Service Payments") follows:

____________________
Documentary Stamps in the amount of $2,166.67 have been paid on the Mortgage concurrently with the execution and delivery hereof.

          (i) On July 1, 1997, a payment of accrued interest on the Principal at the Fixed Interest Rate; and

          (ii) On September 1, 1997 and on the first day of each succeeding calendar month through and including July 1, 2007, payments in the amount of $_____________ Dollars ($4,971.09), each of which will be applied first to interest on the Principal at the Fixed Interest Rate and then to the Principal.

     (b) On the Maturity Date, Borrower will pay the Principal in full together with accrued interest at the Fixed Interest Rate and all other amounts due under the Loan Documents.

     Section 2.  Prepayment Provisions.

     (a)  The following definitions apply:

     "Discount Rate" means the yield on a U.S. Treasury issue selected by Lender, as published in the Wall Street Journal, two weeks prior to prepayment, having a maturity date corresponding (or most closely corresponding, if not identical) to the Maturity Date, and a coupon rate corresponding (or most closely corresponding, if not identical) to the Fixed Interest Rate.

     "Default Discount Rate" means the Discount Rate less 300 basis points.

     "Discounted Value" means the Discounted Value of a Note
     Payment based on the following formula:

         NP
     (1 + R/12)n   =   Discounted Value

     NP            =   Amount of Note Payment

     R             =   Discount Rate or Default Discount Rate as
                       the case may be.

     n             =   The number of months between the date of
                       prepayment and the scheduled date of the Note Payment being discounted rounded to the nearest integer.

     "Note Payments" means (i) the scheduled Debt Service
     Payments for the period from the date of prepayment through the Maturity Date and (ii) the scheduled repayment of Principal, if any, on the Maturity Date.

     "Prepayment Date Principal" means the Principal on the date of prepayment.

     (b) This Note may not be prepaid in fall or in part before July 1, 2002 (the "Lockout Expiration Date"). Commencing on the Lockout Expiration Date, provided there is no Event of Default, Borrower may prepay this Note in full, but not in part, on the first day f any calendar month, upon 90 days prior notice to Lender and upon payment in full of all amounts payable under the Loan Documents (the "Monetary Obligations") which will include a payment (the "Prepayment Premium") equal to the greater of (i) an amount equal to the product of 2% times the Prepayment Date Principal and
(ii) the amount by which the urn of the Discounted Values of Note Payments, calculated at the Discount Rate, exceeds the Prepayment Date Principal. Provided there is no Event of Default, this Note may be prepaid in full without payment of the Prepayment Premium during the last 180 days of the Term. This Note may not be prepaid without simultaneous prepayment in full of any other notes secured by the Loan Documents.

     (c) After an Event of Default and Acceleration or upon any prepayment not permitted by the Loan Documents, any tender of payment of the amount necessary to satisfy a11 or any part of the Monetary Obligations, any decree of foreclosure, any statement of the amount due at the time of foreclosure and any tender of payment during any redemption period after foreclosure, will include an amount (the "Evasion Premium") equal to the greater of (i) an amount equal to the product of 2% plus 300 basis points times the Prepayment Date Principal, and (ii) the amount by which the sum of the Discounted Values of the Note Payments, calculated at the Default Discount Rate, exceeds the Prepayment Date Principal.

     (d)  Borrower acknowledges that:

          (i)   a prepayment will cause damage to Lender;

          (ii)  the Evasion Premium is intended to compensate
     Lender for the loss of its investment and the expense incurred and time and effort associated with making the Loan, which will not be fully repaid if the Loan is prepaid;

          (iii) it will be extremely difficult and impractical to ascertain the extent of Lender's damages caused by a prepayment after an Event of Default or any other prepayment not permitted by the Loan Documents; and

          (iv)  the Evasion Premium represents Lender and
     Borrower's reasonable estimate of Lender's damages for the prepayment and is not a penalty.

     Section 3.  Events of Default:

     (a)  It is an "Event of Default" under this Note:

          (i) if Borrower fails to pay any amount due, as and when required, under this Note or any other Loan Document and the failure continues for a period of 5 days, provided that if Borrower fails twice in any 12-month period to make a Debt Service Payment, as and when required, then any additional failure to make a Debt Service Payment, as and when required, will be an immediate Event of Default without any grace period; or

          (ii)  if an Event of Default occurs under any other
     Loan Document.

     (b) If an Event of Default occurs, Lender may declare all or any portion of the Monetary Obligations immediately due and payable ("Acceleration") and exercise any of the other Remedies.

     Section 4.   Default Rate.   Interest on the Principal will
accrue at the Default Interest Rate from the date an Event of Default occurs.

     Section 5.  Late Charges.

     (a) If Borrower fails to pay any Debt Service Payment when due and the failure continues for a period of 5 days or more or fails to pay any amount due under the Loan Documents on the Maturity Date, Borrower agrees to pay to Lender an amount (a "Late Charge") equal to five cents ($.05) for each one dollar ($1.00) of the delinquent payment.

     (b)  Borrower acknowledges that:

          (i)   a delinquent payment will cause damage to Lender;

          (ii) the Late Charge is intended to compensate Lender for loss of use of the delinquent payment and the expense incurred and time and effort associated with recovering the delinquent payment;

          (iii) it will be extremely difficult and impractical to ascertain the extent of Lender's damages caused by the delinquency; and

          (iv) the Late Charge represents Lender and Borrower's reasonable estimate of Lender's damages from the delinquency and is not a penalty.

     Section 6. Limitation of Liability. This Note is subject to the limitations on liability set forth in the Article of the Mortgage entitled "Limitation of Liability".

     Section 7. WAIVERS. IN ADDITION TO THE WAIVERS SET FORTH IN THE ARTICLE OF THE MORTGAGE ENTITLED "WAIVERS", BORROWER WAIVES PRESENTMENT FOR PAYMENT, DEMAND, DISHONOR AND, EXCEPT AS EXPRESSLY SET FORTH IN THE LOAN DOCUMENTS, NOTICE OF ANY OF THE
FOREGOING. BORROWER FURTHER WAIVES ANY PROTEST, LACK OF DILIGENCE OR DELAY IN COLLECTION OF THE MONETARY OBLIGATIONS OR ENFORCEMENT OF THE LOAN DOCUMENTS. BORROWER AND ALL INDORSERS, SURETIES AND GUARANTORS OF THE OBLIGATIONS CONSENT TO ANY EXTENSIONS OF TIME, RENEWALS, WAIVERS AND MODIFICATIONS THAT LENDER MAY GRANT WITH RESPECT TO THE OBLIGATIONS AND TO THE RELEASE OF ANY SECURITY FOR THIS NOTE AND AGREE THAT ADDITIONAL MAKERS MAY BECOME PARTIES TO THIS NOTE AND ADDITIONAL INDORSERS, GUARANTORS OR SURETIES MAY BE ADDED WITHOUT NOTICE AND WITHOUT AFFECTING THE LIABILITY OF THE ORIGINAL MAKER OR ANY ORIGINAL INDORSER, SURETY OR GUARANTOR.

     Section 8. Commercial Loan. The Loan is made for the purpose of carrying on a business or commercial activity or acquiring real or personal property as an investment or carrying on an investment activity and not for personal or household purposes.

     Section 9. Usury Limitations. Borrower and Lender intend to comply with all Laws with respect to the charging and receiving of interest. Any amounts charged or received by Lender for the use or forbearance of the Principal to the extent permitted by Law, will be amortized and spread throughout the Term until payment in full so that the rate or amount of interest charged or received by Lender on account the Principal does not exceed the Maximum Interest Rate. If any amount charged or received under the Loan Documents that is deemed to be interest is determined to be in excess of the amount permitted to be charged or received at the Maximum Interest Rate, the excess will be deemed to be a prepayment of Principal when paid, without premium, and any portion of the excess not capable of being so applied will be refunded to Borrower. If during the Term the Maximum Interest Rate, if any, is eliminated, then for purposes of the Loan, there will be no Maximum Interest Rate.

     Section 10. Applicable Law. This Note is governed by and will be construed in accordance with the Laws of the State of New
York, without regard to conflict of law provisions.

     Section 11. Time of the Essence. Time is of the essence with respect to the payment and performance of the Obligations.

     Section 12. Cross-Default. A default under any other note now or hereafter secured by the Loan Documents or under any loan document related to such other note constitutes a default under this Note and under the other Loan Documents. When the default under the other note constitutes an Event of Default under that note or the related loan document, an Event of Default also will exist under this Note and the other Loan Documents.

     Section 13. Construction. Unless expressly provided otherwise in this Note, this Note will be construed in accordance with the Exhibit attached to the Mortgage entitled "Rules of Construction".

     Section 14. Mortgage Provisions Incorporated. To the extent not otherwise set forth in this Note, the provisions of the Articles of the Mortgage titled "Expenses and Duty to Defend", "Waivers", "Notices", and "Miscellaneous" are applicable to this Note and deemed incorporated by reference as if set forth at length in this Note.

     Section 15. Joint and Several Liability; Successors and Assigns. If Maker consists of more than one entity, the obligations and liabilities of each such entity will be joint and several. This Note binds Borrower and its successors, assigns, heirs, administrators, executors, agents and representatives and inures to the benefit of Lender and its successors, assigns, heirs, administrators, executors, agents and representatives.

     Section 16. Absolute Obligation. Except for the Section of this Note entitled "Limitation of Liability", no reference in this Note to the other Loan Documents and no other provision of this Note or of the other Loan Documents will impair or alter the obligation of Borrower, which is absolute and unconditional, to pay the Principal, interest at the Fixed Interest Rate and any other amounts due and payable under this Note, as and when required.

     IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the date first set forth above.

                          ABR SPECTRUM, LTD., a Florida limited
                          partnership

                          By: /s/ Robert M. Reed, II
                             Robert M. Reed, II
                             Managing General Partner


                          ABR PLYMOUTH PLAZA, LTD., a Florida
                          limited partnership

                          By: /s/ Robert M. Reed, II
                             Robert M. Reed, II
                             Managing General Partner

EXHIBIT 10.45

        ASSUMPTION AGREEMENT AND CONSOLIDATION, RENEWAL
    AND RESTATEMENT OF MORTGAGES AND SECURITY AGREEMENTS AND
   ASSIGNMENTS OF LEASES AND RENTS AND SPREADER AGREEMENT AND
                  NOTICE OF FUTURE ADVANCE

NOTE TO RECORDER:

INTANGIBLE TAXES WERE PAID UPON THE RECORDATION OF EACH OF THE TW0 MORTGAGES DESCRIBED IN THIS AGREEMENT WHICH ARE HEREBY
BEING CONSOLIDATED, SPREAD, RENEWED AND RESTATED. ON THIS AGREEMENT, INTANGIBLE TAXES IN THE AMOUNT OF $1,238.10 ARE BEING PAID ON THE AMOUNT OF THE FUTURE ADVANCE OF $619,048.12 THAT IS SECURED BY THE CONSOLIDATED MORTGAGE. DOCUMENTARY STAMP
TAXES IN THE AGGREGATE AMOUNT OF $35,808.33 ARE DUE ON THE CONSOLIDATED NOTE IN THE PRINCIPAL AMOUNT OF $10,230,951.88 AND DOCUMENTARY STAMPS ON THE FUTURE ADVANCE NOTE IN THE AMOUNT OF $2,166.67 IN THE PRINCIPAL AMOUNT OF $619,048.12. PURSUANT TO
SECTION 201.09 OF THE FLORIDA STATUTES AND RULE 12B-4.013(33), FLORIDA ADMINISTRATIVE CODE, NO ADDITIONAL DOCUMENTARY STAMPS INTANGIBLE TAXES ARE DUE ON THE RENEWAL NOTE IN THE AMOUNT OF $10,850,000.00.